GPI Savings Plan

Amendment and Restatement
Effective January 1, 202

GPI Savings Plan

    The Retirement Committee of Graphic Packaging International, LLC (the “Retirement Committee”) on behalf of Graphic Packaging International, LLC (the “Controlling Company”) hereby amends and restates the GPI Savings Plan.

STATEMENT OF PURPOSE
    A.    Effective August 1, 1972, the Manville Corporation established a profit-sharing thrift plan for certain of its employees known at various times as the Manville Employees Thrift Plan, the Johns-Manville Corporation Employees Thrift Stock Purchase Plan and the Manville Salaried Employees Thrift Plan (the “Predecessor Plan”).
    B.    Effective January 1, 1984, certain employees of Riverwood International Corporation, a subsidiary of Manville Corporation (“Riverwood”), became covered by the Predecessor Plan. Effective January 1, 1989, the Predecessor Plan was amended and restated and the name of the Predecessor Plan was changed to the Manville Employees Thrift Plan.
    C.    Effective January 1, 1993, Riverwood established the Riverwood International Employees Thrift Plan (the “Riverwood Plan”) and the assets from the Predecessor Plan that were attributable to the account balances of Riverwood employees was spun-off into the Plan. Effective June 1, 1994, the name of the Riverwood Plan was changed to the Riverwood International Savings Plan.
    D.    Effective August 8, 2003, Graphic Packaging Corporation was created as a result of the merger of Graphic Packaging International Corporation into Riverwood Holding, Inc. and the name of Riverwood International Corporation was changed to Graphic Packaging International, Inc., and further changed, effective as of January 1, 2018, to Graphic Packaging International, LLC. Prior to such merger, Graphic Packaging International Corporation sponsored the Graphic Packaging Savings and Investment Plan for the eligible employees of Graphic Packaging Corporation and other participating companies (the “Graphic Plan”). Following the merger, the Controlling Company succeeded Graphic Packaging International Corporation as plan sponsor of the Graphic Plan for the eligible employees whose payroll was processed by Ceridian Corporation.

    E.    Effective January 1, 2004, that portion of the Graphic Plan covering employees represented by a collective bargaining agreement was merged into the Riverwood Plan and the Controlling Company amended and restated the Riverwood Plan to (i) reflect the participation in the Riverwood Plan of the transferred employees, (ii) change the name of the Riverwood Plan, to the GPI Savings Plan (the “Plan”), and (iii) adopt certain plan design changes including, but not limited to, a safe harbor matching formula and new investment options.
    F.    Effective March 10, 2008, Altivity Packaging LLC merged with Graphic Packaging Corporation. Altivity Packaging LLC maintained the Altivity Packaging Savings Plan (the “Altivity Plan”) for its eligible salaried and non-union employees. In conjunction with the merger and pursuant to a corporate realignment, Graphic Packaging Holding Company became the sole corporate entity with the power to amend and terminate the benefit plans maintained by Graphic Packaging Holding Company and any subsidiary thereof, including the Plan.
    G.    Effective January 1, 2009, the Altivity Plan was merged into the Plan and the Controlling Company amended and restated the Plan to (i) reflect the merger of the Altivity Plan, (ii) reflect the change in the corporate entity authorized to amend and terminate the Plan, and (iii) adopt certain design plan changes, including but not limited to, the addition of an automatic enrollment feature for new hires on and after January 1, 2009, an increase in the maximum deferral rate to 75%, the expansion of the definition of eligible compensation from which elective deferrals made be elected, and the addition of an installment payment option for non-spouse beneficiaries.
    H.    Effective January 1, 2015, the Rose City Printing & Packaging 401(k) Retirement Plan was merged into the Plan.
    I.    Effective as of June 1, 2021, the Artistic Carton Company Profit Sharing Plan with 401(k) Features be and hereby is merged into the Plan.
J.    Generally effective January 1, 2023, the Plan, as set forth in this document, is intended and should be construed as a restatement and continuation of the Plan as previously in effect, as amended. This restatement of the Plan is intended to bring the Plan into compliance with the requirements of current laws, regulations and guidance.
    K.    The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.
    L.    The Controlling Company intends that the Plan be a profit sharing plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The Controlling Company also intends that the Plan satisfy the safe harbor requirements of Code Sections 401(k)(12) and 401(m)(11).

STATEMENT OF AGREEMENT

    To amend and restate the Plan with the purposes and goals as described above, the Controlling Company hereby sets forth the terms and provisions as follows:

i

v

16.8 Plan Expenses	87
16.9 Satisfaction of Writing Requirement by Other Means	87
16.10 Powers of Attorney	87
16.11 Special Effective Dates	87
16.12 Qualified Replacement Plan	88
SCHEDULE A SPECIAL VESTING RULES A-	1
SCHEDULE B HISTORICAL PROVISIONS B-	1
SCHEDULE C LOAN RULES    C-1

Article I
DEFINITIONS
For purposes of the Plan, the following terms, when used with an initial capital letter, will have the meanings set forth below unless a different meaning plainly is required by the context.
1.1Account means, with respect to a Participant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary. The Retirement Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable, in its sole discretion, may establish and maintain separate subaccounts for each Participant and Beneficiary. “Account” refers to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.
1.2ACP or Actual Contribution Percentage means the percentage described in Section 6.3(b).
1.3ACP Tests means the nondiscrimination tests described in Section 6.3.
1.4Active Participant means, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan since the last date his employment commenced or recommenced; provided, to the extent applicable, “Active Participant” will apply separately to each type of Contribution which has a different eligibility requirement under Section 2.1.
1.5Affiliate means, as of any date (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations [within the meaning of Code Section 414(b)] as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control [within the meaning of Code Section 414(c)] with a Participating Company; (C) is a member of an affiliated service group [as defined in Code Section 414(m)] which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations under Code Section 414(o). Solely for purposes of Sections 1.21(b) and 6.4, the term “Affiliate” as defined in this Section will be deemed to include any entity that would be an Affiliate if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” in each place the latter phrase appears in Code Section 1563(a)(1).
1.6After-Tax Altivity Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to amounts directly transferred from the Altivity Plan attributable to After-Tax Contributions.
1.7After-Tax Pre-2002 Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to After-Tax Contributions made before January 1, 2002.
1.8After-Tax Post-2001 Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to After-Tax Contributions made after December 31, 2001.

1.9After-Tax Contributions means the amounts paid by a Participating Company to the Trust Fund on an after-tax basis at the election of Participants prior to January 1, 2004, under the terms of the Plan then in effect.
1.10Altivity Plan means the Altivity Packaging Savings Plan as in effect on December 31, 2008.
1.11Annual Addition means the sum of the amounts described in Code Section 415(c)(2).
1.12Artistic Carton Employer Account means the portion of a Participant’s Company Account attributable to amounts directly transferred to this Plan that consist of employer contributions maintained under the Artistic Carton Company Profit Sharing Plan with 401(k) Features.
1.13Artistic Carton Match Account means the portion of a Participant’s Matching Account attributable to amounts directly transferred to this Plan that consist of matching contributions maintained under the Artistic Carton Company Profit Sharing Plan with 401(k) Features.
1.14Before-Tax Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his Before-Tax Contributions.
1.15Before-Tax Contributions means the amount paid by each Participating Company to the Trust Fund at the election of Participants pursuant to the terms of Section 3.1(a).
1.16Beneficiary means the person(s) designated in accordance with Section 10.6 to receive any death benefits that may be payable under the Plan upon the death of a Participant.
1.17Board means the Board of Directors of Graphic Packaging Holding Company or its delegate. To the extent any committee of the Board has the authority to act on behalf of the Board, an action taken by such committee will be treated as an action by the Board. A reference to the board of directors of any other Participating Company will specify it as such.
1.18Break in Service subject to the terms of subsections (a), (b), (c), and (d) hereof, “Break in Service” means, generally, a period of 12 consecutive months beginning on a Severance Date or anniversary of such date, during which an Employee does not complete an Hour of Service.
(a)Maternity or Paternity Leave. For purposes of determining whether or not the Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave (and that absence from work began on or after the first day of the Plan Year which began in 1985) will not have a Break in Service until the second anniversary of the first day of such absence from employment; provided, the period between the first and second anniversary of such first day of absence is not a period of service for any other purpose.
(b)Approved Leave of Absence. For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to an approved Leave of Absence will not incur a Break in Service during such period.

(c)Uniformed Service Leave. For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work during a period of uniformed service duty who returns to the service of an Affiliate while his reemployment rights are protected by law will not incur a Break in Service during such period.
(d)Effect of Family and Medical Leave Act. For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, to the extent required under the Family and Medical Leave Act of 1993 and the regulations thereunder, an Employee will be deemed to be performing services for an Affiliate during any period the Employee is granted leave under such Act.
1.19Catch-Up Contributions means the additional Tax-Deferred Contributions that may be made pursuant to the terms of Section 3.1(c) by Participants who have attained age 50 by the last day of a calendar year.
1.20Charter means the Charter of the Retirement Committee of Graphic Packaging International, LLC, as amended from time to time or such other charter or operating procedures adopted by the Board which defines the scope of the Retirement Committee’s authorities and responsibilities with respect to the Plan.
1.21Code means the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.
1.22Company Contribution Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to company contributions, which is comprised of his:
(a)Graphic Employer Account;
(b)Hourly Field Automatic Contribution Account;
(c)Pre-1987 Graphic Employer Account;
(d)Salaried Field Profit-Sharing Account;
(e)Salaried Smurfit DB Replacement Account;
(f)Supplemental Employer Contribution Account;
(g)Rose City Profit Sharing Account; and
(h)Artistic Carton Employer Account.
1.23Company Stock means the $.01 par value per share common stock of Graphic Packaging Holding Company.
1.24Company Stock Fund means the Investment Fund invested primarily in shares of Company Stock; provided, however, that solely as necessary to provide funds for exchanges or redemptions or to pay Plan expenses, the Company Stock Fund may also include a level of short-

term liquid investments as may be established by the Trustee and the Controlling Company from time to time.
1.25Compensation has the meaning set forth in subsection (a), (b), (c), or (d) hereof, whichever is applicable:
(a)Benefit Compensation. For purposes of determining the amount of Tax-Deferred Contributions pursuant to Section 3.1, determining the amount of Matching Contributions pursuant to Section 3.2, determining the amount of Supplemental Employer Contributions pursuant to Section 3.3, and for all other purposes except those set forth in subsections (b), (c), and (d) hereof, “Compensation” means, for any Plan Year, cash remuneration paid to an Employee for services rendered to a Participating Company required to be reported to the Employee on Form W-2, determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, and increased by elective deferrals as defined in Code Section 402(g)(3), amounts contributed by the Affiliate pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Code Section 125 or 132(f)(4). Compensation shall include differential wage payments [as defined in Code Section 3401(h)(2)] in accordance with the provisions of Code Section 414(u)(12). Notwithstanding the foregoing, Compensation shall exclude reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits. Compensation shall also exclude amounts received by the Employee following his severance from employment with the Controlling Company and all Affiliates, except (a) amounts paid before the close of the Plan Year of his severance from employment (or, if later, within 2½ months of such severance), if such amounts (i) would otherwise have been paid to him in the course of his employment and are regular compensation for services during his regular working hours, compensation for services outside his regular working hours (such as overtime), commissions, bonuses or other similar payments or (ii) are payments for accrued bona fide sick, vacation or other leave, but only if he would have been able to use such leave if his employment had continued and only if the amount is not otherwise excluded under the immediately preceding sentence, and (b) salary continuation payments for military service as described in Treasury Regulation Section 1.415(c)-2(e)(4). Notwithstanding the foregoing exclusions, for the period beginning September 24, 2009, and ending August 25, 2015, Compensation shall include any payments made using payroll code ‘1099,’ as reflected in the administrative records of the Controlling Company. Compensation shall also exclude any other amounts that are required to be excluded from compensation within the meaning of Code Section 415(c)(3) and U.S. Treasury Department Regulation Section 1.415(c)-2. Compensation for a Plan Year shall not exceed $305,000 [or such other limit as is applicable for the Plan Year under Code Section 401(a)(17)].
(b)Section 415 Compensation. Solely for purposes of Section 6.4 (relating to maximum contribution and benefit limitations under Code Section 415), “Compensation” means, with respect to a Participant for a Limitation Year, the total of the amounts from all Affiliates referred to in subsections (b)(1) and (b)(2) hereof excluding the amounts described in subsections (b)(3) and (b)(4) hereof if “Limitation Year” were substituted for “Plan Year.”
(1)All amounts that are wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (i.e., all amounts reportable by Affiliates on IRS Form W-2); provided, such amounts will be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)]; plus
x

(2)Any elective deferral [as defined in Code Section 402(g)(3)], and any amount which is contributed or deferred by an Affiliate at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 457 or 132(f)(4), including any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage; excluding
(3)All amounts included in subsection (b)(1) or (b)(2) hereof that are paid after the Employee’s severance from employment with all Affiliates, except to the extent that (A) the Compensation is paid by the later of 2½ months after severance from employment or the end of the Plan Year that includes the date of severance from employment, and (B) (i) the Compensation is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differentials), commissions, bonuses or other similar payments, and the Compensation would have been paid to the Employee prior to severance from employment if the Employee had continued in employment with an Affiliate; (ii) the Compensation is payment for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued and the Compensation would have been included in Compensation under the Plan if paid prior to severance from employment; or (iii) the Compensation is a payment from a nonqualified deferred compensation plan that is includible in gross income, and that would have been paid to the Employee at the same time if the Employee had continued in employment and would have been included in Compensation under the Plan if paid prior to severance from employment. The exclusion under this subsection (b)(3) does not apply to payments to an individual who does not currently perform services for an Affiliate because of Qualified Military Service, to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for an Affiliate rather than entering Qualified Military Service. The exclusion in this subsection (b)(3) does not apply to payments to an Employee who is permanently and totally disabled as defined in Code Section 22(e)(3), but only if the Employee is not a Highly Compensated Employee immediately before becoming disabled or the Plan provides for the continuation of contributions on behalf of all Employees who are permanently and totally disabled for a fixed or determinable period. For purposes of this subsection (b)(3), an Employee will not be considered to have a severance from employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee; excluding
(4)All Compensation in excess of $305,000 [or such other limit as is applicable for the Plan Year under Code Section 401(a)(17)].
(c)Top-Heavy Compensation. Solely for purposes of Section 14.3 (relating to minimum Contributions under a Top-Heavy Plan), “Compensation” means, with respect to a Participant for a specified period, the amounts from all Affiliates referred to in subsections (b)(1) and (b)(2) hereof excluding the amounts described in subsections (b)(3) and (a)(4) hereof.
(d)Key Employee and Highly Compensated Employee Compensation. Solely for purposes of determining which Employees are Key Employees and which Employees are Highly Compensated Employees for any applicable Plan Year, “Compensation” means, with respect to an Employee for a specified Plan Year, the total of the amounts from all Affiliates referred to in subsections (b)(1) and (b)(2) hereof excluding the amount described in subsection (b)(3) hereof.

1.26Contributions means, individually or collectively, the Before-Tax, Roth, Matching, Supplemental Employer, Rollover and Transfer Contributions permitted under the Plan.
1.27Controlling Company means Graphic Packaging International, LLC and its successors that adopt the Plan.
1.28Covered Employee means an Employee of a Participating Company who (i) is classified as a salaried or hourly employee by his Participating Company, (ii) is paid from the U.S. payrolls of the Participating Company, and (iii) receives stated Compensation other than a pension, separation pay, retainer, or fee under contract, other than:
    An Employee who is a leased employee within the meaning of Code Section 414(n);
    An individual classified as an independent contractor, a leased employee, co-op student, or an Employee of a company that is not a Participating Company under a Participating Company’s customary worker classification practices (whether or not such individual is actually an Employee of a Participating Company);
    An Employee who is included in a unit of Employees covered by a collective bargaining agreement between employee representatives and one or more Participating Companies, provided that retirement benefits were the subject of good faith bargaining between employee representatives and the Participating Company or Participating Companies, unless the terms of the collective bargaining agreement require that such Employee be eligible to participate in the Plan;
    An Employee who is a nonresident alien who receives no earned income from an Affiliate which constitutes income from sources within the United States; or
(a)An Employee who is eligible to actively participate in the GPI Hourly Savings Plan (For Represented Employees).
1.29Deferral Election means an election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as Tax-Deferred Contributions, pursuant to the terms of Section 3.1.
1.30Defined Benefit Minimum means the minimum benefit level as described in Section 14.3(d).
1.31Defined Benefit Plan means any qualified retirement plan maintained by an Affiliate which is not a Defined Contribution Plan.
1.32Defined Contribution Minimum means the minimum contribution level as described in Section 14.3(c).
1.33Defined Contribution Plan means any qualified retirement plan maintained by an Affiliate which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account and any income, expenses, gains, losses and forfeitures of accounts of other participants, which may be allocated to such participant’s account.
1.34Determination Date means the date described in Section 14.2(b)(1).

1.35Disability or Disabled means the total and permanent physical or mental disability, as evidenced by:
(1)    receipt of disability payments under a group long-term disability program maintained by the Participating Company that employs the Participant; or
(2)    effective January 1, 2015, eligibility to receive disability insurance benefits under the Social Security Act.
1.36Divestiture Termination means, with respect to a Participant, such Participant’s termination of employment all Participating Employers as part of the Controlling Company’s agreement to sell a division, group, facility or other segment of the Controlling Company’s business to the extent designated by the Retirement Committee (as set forth in the records of the Retirement Committee).
1.37Effective Date means January 1, 2023, the date that this restatement of the Plan generally will be effective; provided, any effective date specified herein for any provision, if different from the “Effective Date,” will control (see also Section 16.11).
1.38Elective Deferrals means, with respect to a Participant for any calendar year, the total amount of his Tax-Deferred Contributions plus such other amounts determined pursuant to the terms of Code Section 402(g)(3).
1.39Eligible Nonhighly Compensated Participant means, for a Plan Year, a Participant who is not a Highly Compensated Employee.
1.40Eligible Retirement Plan means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a), the terms of which permit the acceptance of rollover distributions, (iv) an annuity plan described in Code Section 403(a), (v) an annuity contract described in Code Section 403(b), (vi) an eligible plan under Code Section 457(b), which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred from the Plan, or (vii) a Roth IRA described in Code Section 408A. This definition will also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). In the case of a distribution to a non-spouse Beneficiary, “Eligible Retirement Plan” means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or (iii) a Roth IRA described in Code Section 408A, in each case established for the purpose of receiving the distribution on behalf of the Beneficiary.
1.41Eligible Rollover Distribution means any distribution to (i) a Participant, (ii) his Surviving Spouse (after his death), (iii) his Spouse or former Spouse who is his alternate payee under a qualified domestic relations order (see Sections 10.5 and 16.1(b)), or (iv) his Beneficiary, of all or any portion of his Account; provided, an “Eligible Rollover Distribution” will not include (A) any distribution which is one of a series of substantially equal periodic payments made, not less frequently than annually, (x) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his Beneficiary, or (y) for a specified period of 10 years or more, (B) any distribution to the extent such distribution is required under Code Section 401(a)(9), (C) any distribution which is made upon hardship of the Participant, (D) the portion of the distribution that is not includible in gross income, except to the extent that it is transferred (x) in a direct trustee-to-trustee transfer to a qualified trust or to an annuity contract described in Code Section 403(b), and such trust or contract provides for separate accounting for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution that is includible in gross income and the portion of the distribution which is not so includible, or (y) to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), and (E) any distribution from the Roth Account and Catch-Up Account (the portion that relates to Roth contributions), except to the extent that it is transferred to a Roth IRA [as defined in Code Section 408A(b)], or transferred to a defined contribution plan qualified under Code Section 401(a) that agrees to separately account for such amount, or, solely with respect to the amount that would otherwise be included in gross income, is rolled over to a defined contribution plan qualified under Code Section 401(a) that agrees to separately account for such amount. For purposes of this definition, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).
1.42Employee means any individual who is employed by an Affiliate (including officers, but excluding independent contractors and directors who are not officers or otherwise employees), including leased employees of an Affiliate within the meaning of Code Section 414(n). The term “leased employee” includes any person who is not a common-law employee of an Affiliate and who, pursuant to an agreement between an Affiliate and any other person, has performed services for an Affiliate on a substantially full-time basis for a period of at least 1 year under the primary direction or control of the Affiliate. Notwithstanding the foregoing, if leased employees constitute 20 percent or less of an Affiliate’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” does not include those leased employees covered by a plan described in Code Section 414(n)(5)(B).
1.43Employment Date means, with respect to any Employee, the date on which he first completes an Hour of Service; provided however, with respect to any Employee who was employed by Rose City Printing and Packaging, Inc. as of the close of business on December 31, 2015, such Employee’s Employment Date means January 1, 2016.
1.44Entry Date means the first day of any payroll period during the period in which the Plan remains in effect.
1.45ERISA means the Employee Retirement Income Security Act of 1974, as amended.
1.46Forfeiture means, for any Plan Year, the dollar amount that is removed from an Account during such Plan Year other than due to a distribution, transfer of the benefit to a Beneficiary’s Account, or segregation of a benefit for an alternate payee under a qualified domestic relations order.
1.47Full-Time Employee means, any Employee who, on the basis of his regular work schedule, is classified as full-time by his Participating Company.
1.48GPI Employer Match Account means the portion of a Participant’s Matching Account attributable to Matching Contributions and amounts directly transferred to this Plan that consist of Safe Harbor Matching Contributions maintained under the Altivity Plan.
1.49GPI Hourly Savings Plan means the GPI Hourly Savings Plan (For Represented Employees), as amended from time to time.
1.50Graphic Employer Account means the portion of a Participant’s Company Contribution Account attributable to amounts directly transferred from the Post-86 Employer

Contribution Account, the Fort James Account, and the Universal Packaging Corporation of Virginia Account maintained under the Graphic Plan.
1.51Graphic Plan means the Graphic Packaging Savings and Investment Plan as in effect on December 31, 2003.
1.52Highly Compensated Employee means an Employee who is described either in subsection (a)(1) or (a)(2) hereof, as modified by subsection (b) hereof.
(a)General Rule.
(1)An Employee who at any time during the current Plan Year or the immediately preceding Plan Year owned [or was considered as owning within the constructive ownership rules of Code Section 318 as modified by Code Section 416(i)(1)(B)(iii)] more than 5 percent of the outstanding stock of a corporate Affiliate or stock possessing more than 5 percent of the total combined voting power of all stock of a corporate Affiliate or more than 5 percent of the capital or profits interest in a noncorporate Affiliate; or
(2)An Employee who at any time during the immediately preceding Plan Year:
(A)received Compensation in excess of $135,000 [or such other amount as is applicable for the Plan Year under Code Section 414(q)]; and
(B)was within the group consisting of the most highly compensated 20 percent of all Employees.
(b)Compliance with Code Section 414(q). The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.
1.53Hour of Service means, with respect to Full-Time Employees, an hour for which an Employee is paid or entitled to payment for the performance of duties for an Affiliate. With respect to Part-Time Employees, “Hour of Service” means the increments of time described in subsection (a) hereof, as modified by subsections (b), (c), (d) and (e) hereof:
(a)General Rule for Part-Time Employees.
(1)Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;
(2)Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:
    No more than 501 Hours of Service will be credited under this subsection (a)(2) to an Employee for any single continuous period during which he performs no duties as an Employee (whether or not such period occurs in a single computation period);

    An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an Employee will not be credited as an Hour of Service if such payment is made or due under a plan maintained solely to comply with applicable workers’ compensation, unemployment compensation or disability insurance laws; and
    Hours of Service will not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.
For purposes of this subsection (a)(2), a payment will be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate;

(3)Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service will not be credited both under subsection (a)(1) or subsection (a)(2) hereof, as the case may be, and under this subsection (a)(3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (a)(2) hereof will be subject to the limitations set forth in that subsection; and
(4)Each hour for which an Employee is required to be granted leave under the Uniformed Services Employment and Reemployment Rights Act of 1994; provided, the same Hours of Service will not be credited under subsection (a)(1), (a)(2) or (a)(3) hereof, as the case may be, and under this subsection (a)(4).
(b)Special Vesting Provisions. Notwithstanding subsection (a) hereof, Hours of Service also shall be credited in accordance with the special vesting provisions in Supplement B; provided, the same Hours of Service will not be credited both under subsection (a) hereof and under this subsection (b).
(c)Changes by Retirement Committee. The rate or manner used for crediting Hours of Service may be changed at the direction of the Retirement Committee from time to time so as to facilitate administration and to equitably reflect the purposes of the Plan; provided, no change will be effective as to any Plan Year for which allocations have been made pursuant to Article V at the time such change is made. Hours of Service will be credited and determined in compliance with Department of Labor Regulation Sections 2530.200b-2(b) and (c), 29 CFR Part 2530, as may be amended from time to time, or such other federal regulations as may from time to time be applicable.
(d)Computation Period. For purposes of this Section, a “computation period” means the 12-month period that forms the basis for determining an Employee’s Year of Eligibility Service or Years of Vesting Service, as applicable.
1.54Hourly Field Automatic Contribution Account means the portion of a Participant’s Company Contribution Account attributable to amounts directly transferred to this Plan that consist of Prior Field Employer Retirement Contribution (Nonunion Hourly) maintained under the Altivity Plan.
1.55Hourly Field Employer Match Account means the portion of a Participant’s Matching Account attributable to amounts directly transferred to this Plan that consist of Prior

Field Non-Safe Harbor Matching Contributions (Nonunion Hourly) maintained under the Altivity Plan.
1.56Investment Committee means the committee which is maintained and governed in accordance with the Charter and will make and effect investment decisions, as provided in Article XI. To the extent that neither a Retirement Committee nor an Investment Committee is appointed, the Controlling Company may act in lieu of the Investment Committee.
1.57Investment Fund or Funds means one or all of the investment funds established from time to time pursuant to the terms of Section 7.2.
1.58Key Employee means the persons described in Section 14.2(b)(2).
1.59Leave of Absence means an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate’s personnel policy.
1.60Limitation Year means the 12-month period ending on each December 31, which will be the “limitation year” for purposes of Code Section 415 and the regulations thereunder.
1.61Loan Rules means the rules and procedures, as provided in Schedule C and as amended from time to time, that apply to all loans made under the Plan.
1.62Match Direct - Graded (Pre-2008 Smurfit Match) Account means the portion of a Participant’s Matching Account attributable to amounts directly transferred to this Plan that consist of Prior Altivity Non-Safe Harbor Matching Contributions maintained under the Altivity Plan.
1.63Matching Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to matching contributions, which is comprised of his:
(a)GPI Employer Match Account;
(b)Hourly Field Employer Match Account;
(c)Match Direct - Graded (Pre-2008 Smurfit Match) Account;
(d)Pre-2004 RIC Match Account;
(e)Salaried Field Employer Non-Safe Harbor Match Account;
(f)Rose City Match Account; and
(g)Artistic Carton Match Account.

1.64Matching Contributions means the amounts paid under the Plan by each Participating Company to the Trust Fund as a match on Participants’ Tax-Deferred Contributions, pursuant to the terms of Section 3.2.
1.65Maternity or Paternity Leave means any period during which an Employee is absent from work as an Employee (i) because of the pregnancy of such Employee, (ii) because of the birth of a child of such Employee, (iii) because of the placement of a child with such

Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.
1.66Maximum Deferral Amount means $20,500 [or such other limit as is applicable for a Plan Year under Code Section 402(g)], as adjusted by the Secretary of the Treasury under Code Section 402(g)(4) for cost-of-living increases. For Participants who have attained age 50 by the last day of a Plan Year, the Maximum Deferral Amount will be increased by $6,500, as adjusted by the Secretary of the Treasury under Code Section 414(v)(2)(C) for cost-of-living increases.
1.67Named Fiduciary means the Retirement Committee and the Investment Committee.
1.68Non-Key Employee means the persons described in Section 14.2(b)(3).
1.69Normal Retirement Age means age 65.
1.70Participant means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II. “Participant” will include an Active Participant and a former Employee who has an Account under the Plan.
1.71Participating Company means a company that has been designated as participating in the Plan for the benefit of its Employees and that continues to participate in the Plan, all as provided in Section 13.3.
1.72Part-Time Employee means, any Employee who, on the basis of his regular work schedule, is classified as a part-time, temporary or seasonal employee or as an intern by his Participating Company.
1.73Pension Plan Ineligible Employee means an Employee who is ineligible to accrue benefit service under the Riverwood International Employees’ Retirement Plan and under Appendix 1 of the Graphic Packaging Retirement Plan. A Pension Plan Ineligible Employee shall not include an Employee who is entitled to become a member of either plan referred to in the preceding sentence upon completion of the one year of service eligibility requirement.
1.74Permissive Aggregation Group means the group of plans described in Section 14.2(b)(4).
1.75Plan means the GPI Savings Plan as contained herein and all amendments hereto. The Plan is intended to be a profit sharing plan qualified under Code Sections 401(a) and 401(k).
1.76Plan Year means the 12-month period ending on each December 31.
1.77Pre-1987 Graphic Employer Account means the portion of a Participant’s Company Contribution Account attributable to amounts directly transferred to this Plan from the Pre-87 Employer Contribution Account maintained under the Graphic Plan.
1.78Pre-2004 RIC Match Account means the portion of a Participant’s Matching Account attributable to certain Employer contributions contributed to the Plan for Plan Years commencing prior to January 1, 2004.
1.79Prior Plan means the Altivity Plan, Graphic Plan, Rose City Plan, or any other qualified retirement plan from which the Plan accepts Transfer Contributions.

1.80QNEC Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to amounts directly transferred to this Plan from the QNEC Account maintained under the Graphic Plan.
1.81Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such Chapter with respect to such service.
1.82Qualified Spousal Waiver means a written election executed by a Spouse, delivered to the Retirement Committee and witnessed by a notary public or a Plan representative, which consents to the payment of all or a specified portion of a Participant’s death benefit to a primary Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant’s primary Beneficiary under the Plan. A Qualified Spousal Waiver will be valid only with respect to the Spouse who signs it and will apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver will be irrevocable unless revoked by the Participant by way of a written statement delivered to the Retirement Committee prior to the Participant’s date of death.
1.83Required Aggregation Group means the group of plans described in Section 14.2(b)(5).
1.84Retirement Committee means the committee which is maintained and governed in accordance with the Charter and will act to administer the Plan as provided in Article XI. The Retirement Committee will be the plan administrator, as that term is defined in Code Section 414(g), and the administrator, as that term is defined in ERISA Section 3(16)(A). To the extent that a Retirement Committee is not appointed, the Controlling Company may act in lieu of the Retirement Committee.
1.85Rollover Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions.
1.86Rollover Contribution means any eligible rollover distribution, as defined in Code Section 402(c)(4), to a Participant from an Eligible Retirement Plan, which is contributed as a rollover contribution to the Plan.
1.87Rose City Match Account means the portion of a Participant’s Matching Account attributable to employer matching contributions directly transferred to this Plan from the Rose City Plan and any employer matching contributions made in 2016 that accrued under the Rose City Plan during 2015.
1.88Rose City Plan means the Rose City Printing & Packaging 401(k) Retirement Plan as in effect on December 31, 2015.
1.89Rose City Profit Sharing Account means the portion of a Participant’s Company Contribution Account attributable to employer profit sharing contributions directly transferred to this Plan from the Rose City Plan.
1.90Roth Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his Roth Contributions.

1.91Roth Contributions means the portion of a Participant’s Contributions that the Participant irrevocably designates as Roth Contributions pursuant to Section 3.1(b).
1.92Salaried Field Employer Non-Safe Harbor Match Account means the portion of a Participant’s Matching Account attributable to amounts directly transferred to this Plan that consist of Prior Field Non-Safe Harbor Matching Contributions maintained under the Altivity Plan.
1.93Salaried Field Profit-Sharing Account means the portion of a Participant’s Company Contribution Account attributable to amounts directly transferred to this Plan that consist of Prior Field Profit Sharing Contributions and Prior Field Profit Sharing Contributions (FHI/FCA) maintained under the Altivity Plan.
1.94Salaried Smurfit DB Replacement Account means the portion of a Participant’s Company Contribution Account attributable to amounts directly transferred to this Plan that consist of Prior Altivity Non-Safe Harbor Nonelective Contributions (DB Replacement) maintained under the Altivity Plan.
1.95Severance Date means, with respect to an Employee, the earlier of (i) the date his employment with all Affiliates terminates, or (ii) the last day of an authorized leave of absence, or, if later, the first anniversary of the first date such Employee is absent from employment with all Affiliates (with or without pay) for any reason other than his termination of employment (for example, vacation, disability, Leave of Absence or layoff).
1.96Spouse or Surviving Spouse means, effective June 26, 2013, with respect to a Participant, the person who is treated as married to such Participant under the laws of the U.S. jurisdiction or foreign jurisdiction that sanctioned such marriage. The determination of a Participant’s Spouse or Surviving Spouse will be made as of the date of such Participant’s death. In addition, a Participant’s former Spouse will be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).
1.97Supplemental Employer Contribution Account means the portion of a Participant’s Company Contribution Account attributable to Supplemental Employer Contributions and amounts directly transferred to this Plan that consist of Employer Automatic Contributions maintained under the Altivity Plan.
1.98Supplemental Employer Contributions means the amounts paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.3.
1.99Tax-Deferred Contributions mean the total amount of a Participant’s Before-Tax Contributions and Roth Contributions.
1.100Top-Heavy Group means the group of plans described in Section 14.2(b)(6).
1.101Top-Heavy Plan means a plan to which the conditions set forth in Article XIV apply.
1.102Transfer Account means one or more separate subaccounts established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions; provided, to the extent that the Retirement Committee (in conjunction with the Plan’s recordkeeper) deems appropriate, other subaccounts may be used to reflect Participant’s interests attributable to Transfer Contributions. “Transfer Account” will refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context. “Transfer Account” includes the following Transfer Contributions received from the Altivity and Graphic Plan (and as defined therein), which will be treated in the same manner as the corresponding Accounts under the Plan below:

Prior Plan	Prior Plan Account/Contribution	Plan Account
Altivity Plan	After-Tax Contributions	After-Tax Altivity Account
Altivity Plan	After-Tax Rollover Contributions	Rollover Account (portion that relates to after-tax contributions)
Altivity Plan	Employer Automatic Contributions	Supplemental Employer Contribution Account
Altivity Plan	Prior Altivity Non-Safe Harbor Matching Contributions	Match Direct - Graded (Pre-2008 Smurfit Match) Account
Altivity Plan	Prior Altivity Non-Safe Harbor Nonelective Contributions (DB Replacement)	Salaried Smurfit DB Replacement Account
Altivity Plan	Prior Field Employer Retirement Contribution	Hourly Field Automatic Contribution Account
Altivity Plan	Prior Field Non Safe Harbor Matching Contributions	Salaried Field Employer Non-Safe Harbor Match Account
Altivity Plan	Prior Field Non-Safe Harbor Matching Contributions (Nonunion Hourly)	Hourly Field Employer Match Account
Altivity Plan	Prior Field Profit Sharing Contributions	Salaried Field Profit-Sharing Account
Altivity Plan	Prior Field Profit Sharing Contributions (FHI\FCA)	Salaried Field Profit-Sharing Account
Altivity Plan	Rollover Contributions, excluding after-tax amounts	Rollover Account (portion that relates to before-tax contributions)
Altivity Plan	Safe Harbor Matching Contributions	GPI Employer Match Account
Altivity Plan	Tax-Deferred Contributions	Before-Tax Account
Graphic Plan	401(k) Contribution Account	Before-Tax Account
Graphic Plan	After-Tax Rollover Contribution Account	Rollover Account (portion that relates to after-tax contributions)
Graphic Plan	Catch-Up Account	Before-Tax Account
Graphic Plan	Fort James Account	Graphic Employer Account
Graphic Plan	Post-1986 Employer Contribution Account	Graphic Employer Account
Graphic Plan	Pre-1987 Employer Contribution Account	Pre-1987 Graphic Employer Account

Graphic Plan	QNEC Account	QNEC Account
Graphic Plan	Rollover Contribution Account	Rollover Account (portion that relates to before-tax contributions)
Graphic Plan	Savings and Investment Account	After-Tax Pre-2002 Account (portion that relates to After-Tax Contributions made after December 31, 1986, and the earnings thereon)
Graphic Plan	Universal Packaging Corporation of Virginia Account	Graphic Employer Account
Rose City Plan	Pre-Tax Elective Deferral Account	Before-Tax Account
Rose City Plan	Roth Elective Deferral Account	Roth Account
Rose City Plan	Employer matching contributions (including such contributions made in 2016 that relate to contributions earned in 2015 under the Rose City Plan)	Rose City Match Account
Rose City Plan	Employer profit sharing contributions	Rose City Profit Sharing Account
Rose City Plan	Qualified Nonelective Contribution Account	QNEC Account
Rose City Plan	Rollover Account	Rollover Account

“Transfer Account” also includes the following Transfer Contributions received from the Artistic Carton Company Profit Sharing Plan with 401(k) Features, which, unless otherwise provided in the Plan, will be treated in the same manner as the corresponding Accounts under the Plan below:

Prior Plan	Prior Plan Account/Contribution	Plan Account
Artistic Carton Company Profit Sharing Plan with 401(k) Features	Elective Deferral Contributions	Before-Tax Account
Artistic Carton Company Profit Sharing Plan with 401(k) Features	Matching Contributions	Artistic Carton Match Account
Artistic Carton Company Profit Sharing Plan with 401(k) Features	Employer Contributions	Artistic Carton Employer Account
Artistic Carton Company Profit Sharing Plan with 401(k) Features	Rollover Contributions	Rollover Account

1.103Transfer Contributions means amounts which are received either (i) by a direct trustee-to-trustee transfer or (ii) as part of a spin-off, merger or other similar event by the Trustee from the trustee or custodian of the Prior Plan and held in the Trust Fund on behalf of a Participant or beneficiary. Transfer Contributions will retain the character that those contributions had under the Prior Plan; for example, after-tax contributions under the Prior Plan will continue to be treated as after-tax contributions when held in the Transfer Account.
1.104Trust Fund means the total amount of cash and other property held by a Trustee (or any nominee thereof) at any time under a Trust Agreement. To the extent indicated by context, “Trust Fund” may refer to all of the Trust Funds under the Plan.
1.105Trust or Trust Agreement means each agreement entered into between the Controlling Company and a Trustee governing the creation of a Trust Fund, and all amendments thereto. If more than one Trust Fund is used to hold Plan assets, there will be a separate and distinct Trust and Trust Agreement for each such Trust Fund. To the extent indicated by the context, “Trust” or “Trust Agreement” may refer collectively to all Trusts and Trust Agreements creating Trust Funds.
1.106Trustee means the party or parties so designated from time to time pursuant to a Trust Agreement. If more than one Trust Fund is used to hold Plan assets, there may be a separate and distinct Trustee for each such Trust Fund. To the extent indicated by the context, “Trustee” may refer to all of the Trustees or Trustee groups for the Trust Funds.
1.107Valuation Date means each day the New York Stock Exchange is open for trading; provided, the value of an Account or the Trust Fund on any other date will be the value determined as of the immediately preceding date on which the New York Stock Exchange was open for trading.
1.108Year of Eligibility Service means a 12-consecutive-month period during which an Employee completes no less than 1,000 Hours of Service. For this purpose, the computation period initially will be the 12-consecutive-month period beginning on the Employee’s Employment Date and thereafter will be each Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Date. To the extent determined by the Retirement Committee (set forth in the records of the Retirement Committee) and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee as a result of such transaction. Notwithstanding any provision to the contrary, Year of Eligibility Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u). An Employee’s period of service with Carded Graphics, LLC, to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by Carded Graphics, LLC as of the close of business on September 30, 2015. An Employee’s period of service with Rose City Printing and Packaging, Inc., to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by Rose City Printing and Packaging, Inc. as of the close of business on December 31, 2015. An Employee’s period of service with Walter G. Anderson, Inc., to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by Walter G. Anderson, Inc. as of the close of business on date immediately preceding the closing date of the acquisition of Walter G. Anderson, Inc. by the Controlling Company. An Employee’s period of service with Metro Packaging & Imaging, Inc., to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by Metro Packaging & Imaging, Inc. immediately prior to the closing of the acquisition of Metro Packaging & Imaging, Inc. by the Controlling Company. An Employee’s period of service with Carton Craft Corporation or Lithocraft, Inc., to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by Carton Craft Corporation or Lithocraft, Inc. as of the close of business on the date immediately preceding the closing date of the acquisition of the assets of Carton Craft Corporation and Lithocraft, Inc. by the Controlling Company. An Employee’s period of employment with National Carton & Coating, Co., to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by National Carton & Coating, Co. as of the close of business on November 30, 2017, and became an Employee immediately thereafter. An Employee’s period of employment with International Paper Company, to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by International Paper Company as of the close of business on December 31, 2017, and became an Employee immediately thereafter. An Employee’s period of service with PFP, LLC or PFP Dallas Converting, LLC, to the extent not otherwise counted hereunder, will be taken into account in determining his or her Year of Eligibility Service, provided that such Employee was employed by PFP, LLC or PFP Dallas Converting, LLC, as of the close of business on the date immediately preceding the closing date of the acquisition of the assets of PFP, LLC or PFP Dallas Converting, LLC by the Controlling Company. An Employee’s period of service with Letica Corporation’s Maui Cup Division, to the extent not otherwise counted hereunder, will be taken into account in determining his or her Year of Eligibility Service, provided that such Employee was employed by Letica Corporation’s Maui Cup Division as of the close of business on the date immediately preceding the closing date of the acquisition of the assets of Letica Corporation’s Maui Cup Division by the Controlling Company. An Employee’s period of service with Greif, Inc., to the extent not otherwise counted hereunder, will be taken into account in determining his or her Year of Eligibility Service, provided that such Employee was employed by the Consumer Packaging Group of Greif, Inc. as of the close of business on the date immediately preceding the closing date of the acquisition of the Consumer Packaging Group of Greif, Inc. by the Controlling Company. An Employee’s period of service with Quad/Graphics, Inc., to the extent not otherwise counted hereunder, will be taken into account in determining his or her Year of Eligibility Service, provided that such Employee was employed by the Omaha, Nebraska folding carton facility of Quad/Graphics, Inc. as of the close of business on the date immediately preceding the closing date of the acquisition of the Omaha, Nebraska folding carton facility of Quad/Graphics, Inc. by the Controlling Company. An Employee’s period of service credited under the Artistic Carton Company Profit Sharing Plan with 401(k) Features, to the extent not otherwise counted hereunder, will be taken into account in determining his or her Year of Eligibility Service. An Employee’s period of service with Americraft Carton, Inc., to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by Americraft Carton, Inc. as of the close of business on the date immediately preceding the closing date of the acquisition of the assets of Americraft Carton, Inc. by the Controlling Company.
1.109Years of Vesting Service means, with respect to an Employee, the number of whole 12-month periods of service commencing on the Employee’s Employment Date and ending on his Severance Date, subject to the following provisions:
(a)Aggregation Rule. In determining an Employee’s number of whole 12-month periods of service for purposes of this Section, nonsuccessive periods of service will be aggregated on the basis of days of service, with 365 days of service equal to one Year of Service. Periods of service of less than 365 days will be disregarded.
(b)Counting Periods of Severance. In determining an Employee’s periods of service for purposes of this Section, the following periods of severance will be taken into account and treated as periods of service.
(1)If an Employee’s employment with all Affiliates terminates and the Employee then performs an Hour of Service within 12 months of his Severance Date, the period between his Severance Date and the date he performs such Hour of Service; and
(2)If an Employee’s employment with all Affiliates terminates before the end of the initial 12-month period that begins on the first date such Employee is absent from employment with all Affiliates for any reason other than termination of his employment (for example, vacation, Disability, Leave of Absence or layoff), and if such Employee then performs an Hour of Service before the end of said initial 12-month period, the period from his initial date of absence to the date he performs such Hour of Service will be treated as a period of service.
(c)Predecessor Plan. To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s service with such predecessor employer will be taken into account in determining his Years of Vesting Service.
(d)Predecessor Employer. An Employee’s periods of employment credited for vesting purposes under the Altivity Plan as of December 31, 2008 and the Rose City Plan as of December 31, 2015 will be taken into account in determining his Years of Vesting Service. An Employee’s periods of employment with Carded Graphics, LLC will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by Carded Graphics, LLC as of the close of business on September 30, 2015. An Employee’s periods of employment with Walter G. Anderson, Inc. will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by Walter G.

Anderson, Inc. immediately prior to the closing of the acquisition of Walter G. Anderson, Inc. by the Controlling Company. An Employee’s periods of employment with Metro Packaging & Imaging, Inc. will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by Metro Packaging & Imaging, Inc. immediately prior to the closing of the acquisition of Metro Packaging & Imaging, Inc. by the Controlling Company. An Employee’s periods of employment with Carton Craft Corporation or Lithocraft, Inc. will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by Carton Craft Corporation or Lithocraft, Inc. as of the close of business on the date immediately preceding the closing date of the acquisition of the assets of Carton Craft Corporation and Lithocraft, Inc. by the Controlling Company. An Employee’s periods of employment with National Carton & Coating, Co., to the extent not otherwise counted hereunder, will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by National Carton & Coating, Co. as of the close of business on November 30, 2017, and became an Employee immediately thereafter. An Employee’s period of employment with International Paper Company, to the extent not otherwise counted hereunder, will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by International Paper Company as of the close of business on December 31, 2017, and became an Employee immediately thereafter. An Employee’s periods of employment with PFP, LLC or PFP Dallas Converting, LLC will be taken into account in determining his or her Years of Vesting Service, provided that such Employee was employed by PFP, LLC or PFP Dallas Converting, LLC as of the close of business on the date immediately preceding the closing date of the acquisition of the assets of PFP, LLC or PFP Dallas Converting, LLC, by the Controlling Company. An Employee’s periods of employment with Letica Corporation’s Maui Cup Division will be taken into account in determining his or her Years of Vesting Service, provided that such Employee was employed by Letica Corporation’s Maui Cup Division as of the close of business on the date immediately preceding the closing date of the acquisition of the assets of Letica Corporation’s Maui Cup Division by the Controlling Company. An Employee’s periods of employment with Greif, Inc. will be taken into account in determining his or her Years of Vesting Service, provided that such Employee was employed by the Consumer Packaging Group of Greif, Inc. as of the close of business on the date immediately preceding the closing date of the acquisition of the Consumer Packaging Group of Greif, Inc. by the Controlling Company. An Employee’s periods of employment with Quad/Graphics, Inc. will be taken into account in determining his or her Years of Vesting Service, provided that such Employee was employed by the Omaha, Nebraska folding carton facility of Quad/Graphics, Inc. as of the close of business on the date immediately preceding the closing date of the acquisition of the Omaha, Nebraska folding carton facility of Quad/Graphics, Inc. by the Controlling Company. An Employee’s periods of employment credited under the Artistic Carton Company Profit Sharing Plan with 401(k) Features will be taken into account in determining his or her Years of Vesting Service. An Employee’s periods of employment with Americraft Carton, Inc. will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by Americraft Carton, Inc. as of the close of business on the date immediately preceding the closing date of the acquisition of the assets of Americraft Carton, Inc. by the Controlling Company.
(e)Reemployed Veterans. Notwithstanding any provision to the contrary, Years of Vesting Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u).
(f)Death During Military Service. If a Participant dies who dies on or after January 1, 2007 while performing Qualified Military Service while his reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994, his period of time in Qualified Military Service through the date of his death will be included in his Vesting Service.

(g)Leaves of Absence. Under rules uniformly applicable to all similarly situated Employees, the Retirement Committee may authorize the inclusion in his Vesting Service of any portion of an approved Leave of Absence which is not included in his Vesting Service under any subsections (a) through (f) above.

Article II

ELIGIBILITY
1.1Initial Eligibility Requirements.
(a)General Rule. Except as provided in subsection (b), (c), or (d) hereof, every Covered Employee will become an Active Participant for all purposes other than determining the amount and allocation of Supplemental Employer Contributions (see subsection (b) hereof) as follows:
(1)A Covered Employee who is a Full-Time Employee will become an Active Participant on the Entry Date coincident with or next following his Employment Date.
(2)A Covered Employee who is a Part-Time Employee will become an Active Participant on the Entry Date coincident with or next following the earlier of:
(A)the date he completes 1 Year of Eligibility Service, provided he is a Covered Employee on such date; or
(B)The date he is permanently transferred to a position in which he is classified as a Full-Time Employee.
(b)Supplemental Employer Contributions. Except as provided in subsections (c) and (d) hereof, and solely for purposes of determining the amount and allocation of Supplemental Employer Contributions beginning January 1, 2023 every Covered Employee will become an Active Participant on the Entry Date coincident with or next following his Employment Date.
(c)Participation on Effective Date. Each Covered Employee who is an Active Participant in the Plan for any purpose on the day immediately preceding the Effective Date will continue as an Active Participant in the Plan for such purpose in accordance with the terms of the Plan.
(d)New Participating Companies. For Employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company will become an Active Participant as of such Participating Company’s effective date under the Plan, if, as of the Participating Company’s effective date, the Covered Employee has met the eligibility requirements set forth in this Section.
(e)Predecessor Employer. To the extent determined by the Retirement Committee (and set forth in the records of the Retirement Committee) and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining whether the Employee has completed the eligibility requirements set forth herein, provided the Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee as a result of such transaction.
1.2Interruptions of Service or Change in Status.
(a)Leave of Absence or Layoff. If a Covered Employee is on a Leave of Absence or layoff on the Entry Date on which he otherwise would have become an Active

Participant, he will become an Active Participant on the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence or layoff.
(b)Termination or Status Change before Participation. Except as otherwise provided in the following sentence, if a Covered Employee ceases to be a Covered Employee before the Entry Date on which he otherwise would become an Active Participant and then again becomes a Covered Employee, he will become an Active Participant as of the later of (i) the Entry Date on which he otherwise would have become an Active Participant if he had not ceased to be a Covered Employee or (ii) the date he again becomes a Covered Employee.
(c)Termination or Status Change after Participation. Except as otherwise provided in the following sentence, if an Active Participant ceases to be a Covered Employee, his active participation in the Plan will cease immediately, and he again will become an Active Participant as of the date he again becomes a Covered Employee.
(d)Change to Covered Employee Status. If an Employee who first satisfies the eligibility requirements of Section 2.1 while he is not a Covered Employee subsequently changes his employment status so that he becomes a Covered Employee, he will become an Active Participant as of the later of (i) the date that would have been his Entry Date, or (ii) the date of his change in status.
1.3Participant Information.
Each Covered Employee who becomes a Participant will, as soon as practicable thereafter, execute and file with the Retirement Committee such personal information and data as the Retirement Committee deems necessary for the orderly administration of the Plan. In addition, each Participant will keep the Retirement Committee or its delegate or agent informed of any changes in such information, including changes to his address and the address(es) of his Beneficiary(ies).
Article III

CONTRIBUTIONS
1.1Tax-Deferred Contributions.
(a)Generally. Each Participating Company will contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each regular payroll period and for each other payment of Compensation (such as the payment of a bonus) for which such Active Participant has a Deferral Election in effect with such Participating Company, a Tax-Deferred Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Deferral Election.
(b)Deferral Elections. Each Active Participant who desires that his Participating Company make a Tax-Deferred Contribution on his behalf may make a Deferral Election. Such Deferral Election will be on a form provided by the Retirement Committee, through an interactive telephone or internet-based system, or in such other manner as the Retirement Committee may prescribe and will provide for the reduction of the Active Participant’s Compensation from each payment of eligible Compensation made while he is an Active Participant. Each Deferral Election shall separately designate the amount of the deferral that is a Roth Contribution. The Retirement Committee, in its sole discretion, may prescribe such nondiscriminatory terms and conditions governing Deferral Elections as it deems appropriate. Subject to any modifications, additions or exceptions which the Retirement Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms will apply to Deferral Elections:
(1)Automatic Enrollment.
(A)    Prior to January 1, 2018. With respect to a Covered Employee with an Employment Date on or after January 1, 2009 (on or after January 1, 2008 for employees of Altivity Packaging, LLC) and prior to January 1, 2018, absent an affirmative election to the contrary, upon or as soon as practicable after the 30th day following the date on which such Covered Employee becomes an Active Participant, such Active Participant will be deemed to have made an initial Deferral Election at a rate equal to 3% of his Compensation (or such other percentage as the Retirement Committee will determine, in its sole discretion), provided that such deemed deferral Election will become effective only if, within a reasonable period of time before such deemed Deferral Election is to become effective (and subject to any specific legal notice requirements), the Retirement Committee has provided the Active Participant with a notice explaining the deemed Deferral Election and his right to affirmatively elect either a different reduction amount or no reduction.
(B)    On or After January 1, 2018. With respect to a Covered Employee with an Employment Date on or after January 1, 2018, absent an affirmative election to the contrary, upon or as soon as practicable after the 30th day following the date on which such Covered Employee becomes an Active Participant, such Active Participant will be deemed to have made an initial Deferral Election at a rate equal to 5% of his Compensation (or such other percentage as the Retirement Committee will determine, in its sole discretion), provided that such deemed Deferral Election will become effective only if, within a reasonable period of time before such deemed Deferral Election is to become effective (and subject to any specific legal notice requirements), the Retirement Committee has provided the Active Participant with a notice explaining the deemed Deferral Election and his right to affirmatively elect either a different reduction amount or no reduction.
(C)    2018 Re-Enrollment.
    (I)    With respect to (i) an Active Participant who has a Deferral Election at a rate of 0% of his Compensation in effect as of December 2, 2017, or (ii) an Active Participant who has a Deferral Election at a rate greater than 0% but less than 5% of his Compensation in effect as of December 1, 2017, absent an affirmative election to the contrary, upon or as soon as practicable after January 2, 2018, such Active Participant will be deemed to have made a new Deferral Election at a rate equal to 5% of his Compensation, provided that such deemed Deferral Election will become effective only if, within a reasonable period of time before such deemed Deferral Election is to become effective (and subject to any specific legal notice requirements), the Retirement Committee has provided the Active Participant with a notice explaining the deemed Deferral Election and his right to affirmatively elect either a different reduction amount or no reduction.
    (II)    With respect to an Covered Employee who was automatically enrolled pursuant to this subsection (b)(1) during December 2017, and who has a Deferral Election at a rate of 3% of his Compensation in effect as of January 3, 2018, absent an affirmative election to the contrary, upon or as soon as practicable after February 2, 2018, such Active Participant will be deemed to have made a new Deferral Election at a rate equal to 5% of his Compensation, provided that such deemed Deferral Election will become effective only if, within a reasonable period of time before such deemed Deferral Election is to become effective (and subject to any specific legal notice requirements), the Retirement Committee has provided the Active Participant with a notice explaining the deemed Deferral Election and his right to affirmatively elect either a different reduction amount or no reduction.
(2)Effective Date. An Active Participant’s initial Deferral Election will be effective as soon as practicable after the date on which the Deferral Election is processed by the Participating Company.
(3)Amount of Tax-Deferred Contributions.
(A)    The Active Participant may elect to reduce his Compensation in increments of 1 percent and make a Tax-Deferred Contribution for any period by a minimum of 1 percent and a maximum of 75 percent (or such other minimum or maximum percentages and/or amounts established by the Retirement Committee from time to time); provided, the maximum limitations in Article VI will apply. The Retirement Committee, in its discretion, may from time to time establish a separate limitation on the amount of Tax-Deferred Contributions that may be made by Active Participants who are Highly Compensated Employee
(B)    Additionally, the Active Participant may also elect to have such designated percentage of his Compensation under subsection (A) hereof increased by 1 percent to a maximum of 10 percent annually effective as of such date as the Active Participant shall designate, subject to the limitations of subsection (A) hereof.
(4)Term. Each Active Participant’s Deferral Election will remain in effect in accordance with its original terms until the earliest of (i) the date the Active Participant ceases to be a Covered Employee, (ii) the date the Active Participant revokes such Deferral Election, or (iii) the date the Active Participant or the Retirement Committee modifies such Deferral Election.
(5)Revocation. An Active Participant’s Deferral Election will terminate upon his ceasing to be a Covered Employee. In addition, an Active Participant may revoke his Deferral Election with a Participating Company in the manner prescribed by the Retirement Committee, and such revocation will be effective as soon as administratively practicable after being submitted in accordance with procedures established for the Plan. An Active Participant who revokes a Deferral Election may enter into a new Deferral Election in the manner prescribed by the Retirement Committee, effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan.
(6)Modification by Participant. Effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan, an Active Participant may modify his existing Deferral Election to increase or decrease the percentage of his Tax-Deferred Contribution by making a new Deferral Election in the manner prescribed by the Retirement Committee.
(7)Modification by Retirement Committee. Notwithstanding anything herein to the contrary, the Retirement Committee may modify any Deferral Election of any Active Participant at any time to any extent the Retirement Committee believes necessary to comply with the limitations described in Article VI.
(c)Catch-Up Contributions. All Active Participants who have attained or will attain age 50 on or before the last day of a Plan Year will be eligible to make Catch-Up Contributions in accordance with, and subject to, the limitations of Code Section 414(v); provided, the total of Catch-Up Contributions and Tax-Deferred Contributions will not exceed 75 percent of Compensation for any payroll period (or other maximum limit established by the Retirement Committee). Subject to the foregoing limitations and except as otherwise provided herein, such Catch-Up Contributions will be treated as Before-Tax and/or Roth Contributions, as elected by the Participant, for all purposes under the Plan. Catch-Up Contributions will be made in accordance with procedures that the Retirement Committee may adopt from time to time.
1.2Matching Contributions.
(a)Payroll Period Match. For each Active Participant on whose behalf a Participating Company has made with respect to a payroll period or any other payment of Compensation, any Tax-Deferred Contributions such Participating Company will make, with respect to such payroll period or other payment of Compensation, a Matching Contribution into such Active Participant’s GPI Employer Match Account equal to 100 percent of the first 4 percent of Compensation and 50 percent of the next 3 percent of Compensation contributed on behalf of the Active Participant to the Plan as Tax-Deferred Contributions and/or Catch-Up Contributions; provided, the total amount of the Matching Contributions which a Participating Company will make for any Active Participant will not exceed (or cause the Contributions to exceed) any of the maximum limitations described in Article VI.

(b)True-Up Match. If as of the last day of the Plan Year, the amount of Matching Contributions allocated to an Active Participant’s GPI Employer Match Account for such Plan Year is less than an amount equal to 100 percent of the first 4 percent of Compensation and 50 percent of the next 3 percent of Compensation contributed on behalf of the Active Participant to the Plan as Tax-Deferred Contributions and/or Catch-Up Contributions for that Plan Year, the Employer shall make a Matching Employer Contribution on behalf of such Active Participant in an amount equal to the difference. For purposes of this calculation, Compensation does not include any wages paid during a suspension period pursuant to Section 9.1(c).
1.3Supplemental Employer Contributions.
(a)Generally. For each Active Participant who satisfies the eligibility requirements of subsection (b) hereof a Supplemental Employer Contribution will be made with respect to each Plan Year on and after January 1, 2012. The Supplemental Employer Contribution will equal 3 percent of an Active Participant’s Compensation for the Plan Year and will be based solely on Compensation payable for the portion of the Plan Year during which the Active Participant is both (i) an Active Participant with respect to Supplemental Employer Contributions and (ii) a Pension Plan Ineligible Employee.
(b)Eligibility. An Active Participant will be eligible for a Supplemental Employer Contribution for a Plan Year if he:
(1)is a Pension Plan Ineligible Employee during that Plan Year; and
(2)satisfies one of the following requirements for the Plan Year:
(A)is a Covered Employee of a Participating Company on the last day of the Plan Year (including Covered Employees who are on a Leave of Absence on the last day of the Plan Year);
(B)terminates employment during the Plan Year after reaching age 55 and the sum of his age plus Years of Vesting Service equals at least 65;
(C)becomes Disabled during the Plan Year while in active employment;
(D)dies during the Plan Year while in active employment;
(E)is involuntarily terminated without cause during the Plan Year and who has entered into the appropriate release agreement with his Participating Company; or
(F)experiences a Divestiture Termination.
1.4Form of Contributions.
All Contributions made under this Article III will be paid to the Trustee in the form of cash and/or Company Stock.
1.5Timing of Contributions.
(a)Tax-Deferred Contributions. Each Participating Company will pay Tax-Deferred Contributions to the Trustee no sooner than immediately following the Participant’s performance of services with respect to which the Tax-Deferred Contributions were made (or when the cash or other taxable benefit would be currently available, if earlier); provided, in accordance with Treasury Regulation Section 1.401(k)-1(a)(3)(iii)(C)(2), earlier payment may be made in order to accommodate bona fide administrative considerations.
(b)Supplemental Employer Contributions. Each Participating Company will pay its Supplemental Employer Contributions for any Plan Year to the Trustee on or before the last day of the Plan Year; provided that an Supplemental Employer Contribution for a Participant who meets the requirements of Section 3.3(b)(3)(C), (D), (E) or (F) will be made as soon as practicable following the Participant’s termination of employment.
(c)Matching Contributions. Each Participating Company will pay its Matching Contributions to the Trustee no soon than the earliest date on which the Tax-Deferred Contributions to which such Matching Contributions relate could have been paid to the Trustee pursuant to subsection (a) hereof; provided, the foregoing will not apply to (i) Forfeitures that are reallocated as Matching Contributions pursuant to Section 5.5, or (ii) a Matching Contribution made in order to accommodate bona fide administrative considerations in accordance with Treasury Regulation Section 1.401(m)-1(a)(2)(iii)(C).
1.6Contingent Nature of Company Contributions.
Notwithstanding any other provision of this Article III and subject to the terms of Section 16.7, Contributions made to the Plan by a Participating Company are made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Contributions are made.
1.7Restoration Contributions.
(a)Restoration of Forfeitures. If a Participant who is not 100 percent vested in his Account has received a distribution of his entire vested Account in a manner described in Section 8.5, such that he forfeits the nonvested portion of his Account, and such Participant subsequently is rehired as a Covered Employee on or after January 1, 2009 and prior to the occurrence of 5 consecutive Breaks in Service, his Account will be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, if any, without regard to whether he makes a repayment described in subsection (b) hereof.
(b)Optional Repayment. A Participant described in subsection (a) hereof may, prior to 5 years after the first date on which he is rehired, repay the full amount of the distribution to the Trustee (unadjusted for gains or losses) in a single-sum payment.
(c)Restoration Contribution. The assets necessary to fund forfeited amounts under subsection (a) above will be provided no later than as of the end of the Plan Year following the Plan Year in which the individual is rehired, and will be provided in the discretion of the Retirement Committee from (i) income or gain to the Trust Fund, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (iii) contributions by the Participating Companies.
1.8Military Service.
Notwithstanding any provision in this Plan to the contrary, contributions and benefits with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).
Article IV

ROLLOVERS AND TRANSFERS BETWEEN PLANS
1.1Rollover Contributions.
(a)Request by Active Participant. An Active Participant may make a request (in writing or in such other format as permitted by the Retirement Committee) to the Retirement Committee that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Active Participant or to which such Active Participant is entitled. Such written request will contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Retirement Committee, that the property constitutes a Rollover Contribution.
(b)Acceptance of Rollover. Subject to the terms of the Plan and the Code (including regulations and rulings thereunder), the Retirement Committee, in its sole discretion, will determine whether (and if so, under what conditions and in what form) a Rollover Contribution will be accepted by the Trustee. For example, the Retirement Committee, in its sole discretion, may decide to allow Rollover Contributions from an Active Participant and/or direct Rollover Contributions from another qualified retirement plan [as described in Code Section 401(a)(31)] and may decide to pass through to the Active Participant making the Rollover Contribution any recordkeeping fees directly attributable to his Rollover Contribution. In the event the Retirement Committee permits an Active Participant to make a Rollover Contribution, the amount of the Rollover Contribution will be transferred to the Trustee and allocated as soon as practicable thereafter to a Rollover Account for the Active Participant. Unless the Retirement Committee permits otherwise, all Rollover Contributions will be made in cash.
(c)Separate Accounting for After-Tax Rollovers. To the extent that the Plan accepts a Rollover Contribution that includes amounts that would not be includible in the Participant’s gross income [determined without regard to Code Section 402(c)(1)], the Plan will separately account for the portion of such Rollover Contribution that would be includible in gross income and the portion of the Rollover Contribution which is not so includible.
1.2Transfer Contributions.
(a)Direct Transfers Permitted. The Retirement Committee, in its sole discretion, may permit direct trustee-to-trustee transfers of assets and liabilities to the Plan [which will be distinguished from direct Rollover Contributions as described in Code Section 401(a)(31)] as a Transfer Contribution on behalf of a Participant.
(b)Mergers and Spin-Offs Permitted. The Retirement Committee, in its sole discretion, may permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction. Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Retirement Committee may deem appropriate. Without limitation, the Retirement Committee will determine the schedule under which such Transfer Contributions will vest.
(c)Establishment of Transfer Accounts. As soon as practicable after the date the Trustee receives a Transfer Contribution, there will be credited to one or more Transfer Accounts of each Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan. Any amounts so credited as a result of any such merger or spin-off or other transfer will be subject to all of the terms and conditions of the Plan from and after the date of such transfer.

1.3Spin-Offs to Other Plans.
The Retirement Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off, change in control or similar transaction) all or part of the assets and liabilities maintained under the Plan. Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Retirement Committee may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust will have no further responsibility or liability with respect to the transferred assets and liabilities.
Article V

PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS
1.1Establishment of Participants’ Accounts.
To the extent appropriate, the Retirement Committee will establish and maintain, on behalf of each Participant and Beneficiary, an Account which will be divided into segregated subaccounts. The subaccounts will include (to the extent applicable) Before-Tax, Roth, Matching, Company, Rollover and Transfer Accounts and such other subaccounts as the Retirement Committee deems appropriate or helpful. Each Account will be credited with Contributions allocated to such Account and generally will be credited with income on investments derived from the assets of such Accounts. Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant’s Account as of a particular date (as specified in the Plan), such Contributions will actually be added to a Participant’s Account and will be credited with investment experience only from the date such Contributions are received and credited to the Participant’s Account by the Trustee. Each Account of a Participant or Beneficiary will be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary.
1.2Allocation and Crediting of Before-Tax, Roth, Matching, Rollover and Transfer Contributions.
On each Valuation Date coinciding with or occurring as soon as practicable after the date on which Before-Tax, Roth, Matching, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions will be allocated and credited to the appropriate Before-Tax Account, Roth Account, GPI Employer Match Account, Rollover Account and Transfer Accounts, respectively, of such Active Participant. Notwithstanding the foregoing, the allocation of Before-Tax Contributions, Roth Contributions and the Matching Contributions which relate to such Before-Tax Contributions and Roth Contributions, will be effective no later than the last day of the Plan Year during which such Before-Tax Contributions and Roth Contributions are withheld from Active Participant’s Compensation.
1.3Allocation and Crediting of Supplemental Employer Contributions.
As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Supplemental Employer Contributions, each Participant for such Plan Year in accordance with Section 3.3(b) will have allocated and credited to his Supplemental Employer Contribution Account a portion of such Supplemental Employer Contributions. Such Contributions will be allocated to the Supplemental Employer Contribution Account of each such Participant in the same proportion that (i) the Compensation of such Participant for such Plan Year bears to (ii) the total Compensation of all such Participants for such Plan Year.
1.4Crediting of Restoration Contributions.
As of the Valuation Date coinciding with or immediately following the date on which the Plan restores the forfeitable portion of a Participant’s Account pursuant to Section 3.7, such amount will be credited to the Account of the Participant.
1.5Allocation of Forfeitures.
To the extent Forfeitures are not used to pay restoration contributions pursuant to Section 3.7 or to replace abandoned Accounts as provided in Section 10.10, the Retirement Committee, in its sole discretion, may use such Forfeitures to pay the reasonable administrative expenses of the Plan or to reduce the Participating Companies’ obligation, if any, to make

Contributions (i) pursuant to the terms of the Plan for the Plan Year in which such Forfeitures occurred or any subsequent Plan Year(s), or (ii) pursuant to any voluntary corrective action taken under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency.
1.6Allocation and Crediting of Investment Experience.
As of each Valuation Date, the Trustee will determine the fair market value of the Trust Fund which will be the sum of the fair market values of the Investment Funds, as determined by the institutions maintaining the Investment Funds. Each Participant’s or Beneficiary’s Account will be allocated and credited with a portion of such earnings or debited with a portion of such losses in each Investment Fund, in the proportion that the amount credited to such Account is invested in each Investment Fund. Each Account will also be appropriately adjusted to reflect any Contributions, distributions, withdrawals or transfers between Investment Funds and other disbursements from such Account.
1.7Good Faith Valuation Binding.
In determining the value of the Trust Fund and the Accounts, the Trustee and the Retirement Committee will exercise their best judgment, and all such determinations of value (in the absence of bad faith) will be binding upon all Participants and Beneficiaries.
Article VI

CONTRIBUTION AND SECTION 415 LIMITATIONS
AND NONDISCRIMINATION REQUIREMENTS
1.1Maximum Limitation on Elective Deferrals.
(a)Maximum Elective Deferrals Under Participating Company Plans. The aggregate amount of a Participant’s Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies will not exceed the Maximum Deferral Amount.
(b)Return of Excess Tax-Deferred Contributions. If the aggregate amount of a Participant’s Tax-Deferred Contributions made for any calendar year exceeds the Maximum Deferral Amount, the Participant will be deemed to have notified the Retirement Committee of such excess, and the Retirement Committee will cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Tax-Deferred Contributions exceed the Maximum Deferral Amount, plus (ii) any allocable income or loss up to the last day of such calendar year. The allocable income or loss will be the income or loss allocable to the Participant’s Tax-Deferred Account for the calendar year multiplied by a fraction, the numerator of which is the amount by which the Participant’s Tax-Deferred Contributions for such calendar year exceed the Maximum Deferral Amount and the denominator is the Participant’s total Tax-Deferred Account without regard to any income or loss occurring during such calendar year. If a Participant made both Before-Tax and Roth Contributions for the calendar year, the Roth Contributions will be distributed before any Before-Tax Contributions are distributed. In addition, Matching Contributions made on behalf of the Participant which are attributable to the distributed Tax-Deferred Contributions will be forfeited.
(c)Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements. If after the reduction described in subsection (b) hereof, a Participant’s aggregate Elective Deferrals under plans, contracts and arrangements with the Controlling Company and all Affiliates still exceed the Maximum Deferral Amount, then the Participant will be deemed to have notified the Retirement Committee of such excess, and, unless the Retirement Committee directs otherwise, such excess will be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with the Controlling Company and all Affiliates other than the Plan in the manner described in subsection (b) hereof.
(d)Discretionary Return of Elective Deferrals. If after the reductions described in subsections (b) and (c) hereof, (i) a Participant’s aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Retirement Committee, on or before the April 15 following the end of such calendar year or such earlier date as established by the Retirement Committee, a written request that the Retirement Committee distribute to such Participant all or a portion of his remaining Tax-Deferred Contributions made for such calendar year, then the Retirement Committee may, but will not be required to, cause the Trustee to distribute such amount, plus any allocable income or loss up to the last day of such calendar year, to such Participant in the manner described in subsection (b) hereof on or before the April 15 following the end of the year in which the Maximum Deferral Amount was exceeded.
(e)Return of Excess Annual Additions. Any Tax-Deferred Contributions returned to a Participant to correct excess Annual Additions will be disregarded for purposes of determining whether the Maximum Deferral Amount has been exceeded.

1.2Nondiscrimination Requirements for Tax-Deferred Contributions.
The Plan is intended to satisfy the actual deferral percentage safe-harbor requirements under Code Section 401(k)(12) by means of safe-harbor matching contributions as described in Code Section 401(k)(12)(B), such that the Plan will be deemed to have satisfied the actual deferral percentage tests for each Plan Year.
1.3Nondiscrimination Requirements for Matching Contributions.
(a)ACP Tests. The allocation of the aggregate of all (i) after-tax, (ii) Matching Contributions, (iii) to the extent designated by the Retirement Committee pursuant to subsection (c) hereof, Before-Tax Contributions, and (iv) to the extent designated by the Retirement Committee pursuant to subsection (d) hereof, other before-tax and/or qualified nonelective contributions made under another plan will satisfy at least one of the following ACP Tests for such Plan Year:
(1)The ACP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the product of (i) the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 1.25; or
(2)The ACP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year by more than 2 percentage points, nor will it exceed the product of (i) the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 2.
(b)ACP or Actual Contribution Percentage. The term “ACP” or “Actual Contribution Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the total of the amount of Matching Contributions and, to the extent designated by the Retirement Committee, the Before-Tax, as well as other before-tax and/or qualified nonelective contributions (excluding Catch-Up Contributions, and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions) actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year. Matching Contributions will be taken into account in determining a Participant’s ACP only to the extent that such Matching Contributions satisfy the requirements of Treasury Regulation Section 1.401(m)-2(a)(5). If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching or after-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching and after-tax contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his ACP in accordance with Treasury Regulation Section 1.401(m)-2(a)(3)(ii). The ACP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Before-Tax Contributions which are taken into account (as described above) for purposes of calculating his ACP, and if he receives no allocations of Matching Contributions or qualified nonelective contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant’s ACP for such Plan Year will be zero.
(c)Adjustments to Actual Contribution Percentages. In the event that the allocation of the Before-Tax, Matching and other after-tax, before-tax and qualified nonelective contributions for a Plan Year does not satisfy one of the ACP Tests of subsection (a) hereof, by the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Retirement Committee will direct the Trustee to reduce Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by the dollar amount necessary to satisfy one of the ACP Tests. The amount by which Matching Contributions will be reduced will be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of individual Actual Contribution Percentages, beginning with the highest Actual Contribution Percentage. Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Matching Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:
(1)    First, the Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Matching Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the dollar amount of After-Tax and Matching Contributions of each such Highly Compensated Employee to equal the amount of Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions for such Plan Year.
(2)    Substantially identical steps will be followed for making further reductions in the Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions for such Plan Year until the entire required reduction has been made.
(3)    The amount by which Matching Contributions are to be reduced, plus any earnings attributable thereto through the last day of such Plan Year, will be forfeited; provided, if the Matching Contributions to be reduced are vested and therefore may not be forfeited, those Matching Contributions, plus any earnings attributable thereto (excluding any gap income or loss) will be distributed to the Highly Compensated Employees from whose Matching Accounts such reductions have been made.
(d)Multiple Plans. If matching, after-tax, before-tax and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the matching, after-tax, applicable before-tax contributions (other than catch-up contributions) and qualified nonelective contributions made to those other plans will be combined with the Matching and applicable Before-Tax Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Retirement Committee may elect to treat the Plan as a single plan along with one or more other plans to which matching, after-tax, applicable before-tax and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, plans may be aggregated for purposes of this subsection (d) only if they have the same plan year and use the same testing method for the ACP Tests.
(e)Separate Testing. In accordance with Treasury Regulation Section 1.401(m)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof. In addition, pursuant to Code Section 401(m)(5)(C), the Retirement Committee may elect to exclude from the ACP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A).
(f)Interpretation. The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations. To the extent permitted under such Treasury Regulations, the Retirement Committee may elect to use any optional or alternative methods of applying the limitations of this Section.
1.4Code Section 415 Limitations on Maximum Contributions.
(a)General Limit on Annual Additions. In no event will the Annual Addition to a Participant’s Account for any Limitation Year, under the Plan and any other Defined Contribution Plan maintained by an Affiliate, exceed the lesser of:
    $61,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d) to reflect cost-of-living increases); or
    100 percent of such Participant’s Compensation.
(b)Combined Plan Limit. If an Employee is a participant in the Plan and any other Defined Contribution Plan maintained by an Affiliate, including but not limited to the GPI Hourly Savings Plan, and a corrective adjustment in such Employee’s benefits is required to comply with this Section, such adjustment will be made first under this Plan and then the GPI Hourly Savings Plan or such other plan(s).
(c)Compliance with Code Section 415. The limitations in this Section are intended to comply with the provisions of Code Section 415 and, to the extent not included herein, Code Section 415 and the applicable regulations, including but not limited to the regulations that were published in the Federal Register on April 5, 2007, are hereby incorporated by reference, so that the maximum benefits permitted under plans of the Affiliates will be exactly equal to the maximum amounts allowed under Code Section 415 and the regulations thereunder.
1.5Construction of Limitations and Requirements.
The descriptions of the limitations and requirements set forth in this Article VI are intended to serve as general statements of the legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article VI will not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article VI and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.
Article VII

INVESTMENTS
1.1Establishment of Trust Account.
All Contributions are to be paid over to the Trustee, to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust.
1.2Investment Funds.
(a)Establishment of Investment Funds. In accordance with instructions from the Investment Committee and the terms of the Plan and the Trust, the Trustee will establish and maintain Investment Funds for the investment of the assets of the Trust Fund. Such Investment Funds will be established and modified from time to time without necessity of amendment to the Plan and will have the investment objectives prescribed by the Investment Committee. Investment Funds also may be established and maintained for any limited purpose(s) the Investment Committee may properly direct (for example, for the investment of certain specified Accounts transferred from a Prior Plan). Similarly, at the authorized direction of the Investment Committee, the Trustee may eliminate one or more of the then existing Investment Funds, except as otherwise provided in Section 7.3(e). The Trustee may invest Contributions it receives in interest bearing accounts until such time as a Participant’s investment directions can be effected.
(b)Reinvestment of Cash Earnings. Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions or to pay Plan or Trust expenses) will be reinvested in such Investment Fund.
1.3Participant Direction of Investments.
Each Participant or Beneficiary generally may direct the manner in which his Accounts and Contributions will be invested in and among the Investment Funds described in Section 7.2. Participant investment directions will be made in accordance with the following terms:
(a)Investment of Contributions. Except as otherwise provided in this Section, each Participant may elect, on a form provided by the Retirement Committee, through an interactive telephone or internet-based system, or in such other manner as the Retirement Committee may prescribe, the percentage of his future Contributions that will be invested in each Investment Fund. An initial election of a Participant will be made as of the Entry Date on which the Participant commences or recommences participation in the Plan and will apply to Contributions credited to such Participant’s Account after such Entry Date. Such Participant may make subsequent elections as of any Valuation Date, and such elections will apply to Contributions credited to such Participant’s Accounts following such date; for purposes hereof, Contributions and/or Forfeitures that are credited to a Participant’s or Beneficiary’s Account will be subject to the investment election in effect on the date on which such amounts are actually received and credited, regardless of any prior date “as of” which such Contributions may have been allocated to his Account. Any election made pursuant to this subsection (a) with respect to future Contributions will remain effective until changed by the Participant. In the event a Participant never makes an investment election or makes an incomplete or insufficient election in some manner, the Trustee, based on authorized directions from the Retirement Committee, will direct the investment of the Participant’s future Contributions.
(b)Investment of Existing Account Balances. Except as otherwise provided in this Section, each Participant or Beneficiary may elect, on a form provided by the Retirement Committee, through an interactive telephone or internet-based system, or in such other manner as the Retirement Committee may prescribe, the percentage of his existing Accounts that will be invested in each Investment Fund. Such Participant or Beneficiary may make such elections effective as of any Valuation Date following his Entry Date into the Plan (or the crediting of his Rollover Contribution); provided, however that (i) the minimum amount that may be transferred from one Investment Fund to another will be two hundred fifty dollars ($250.00) or the entire balance in the Investment Fund, if less, and (ii) on or after January 1, 2004, no assets may be transferred from other Investment Funds to the Company Stock Fund. Each such election will remain in effect until changed by such Participant or Beneficiary. In the event a Participant or Beneficiary fails to make an election for his existing Account balance pursuant to the terms of this subsection (b) which is separate from his election made for his Contributions pursuant to the terms of subsection (a) hereof, or if a Participant’s or Beneficiary’s investment election form is incomplete or insufficient in some manner, the Participant’s or Beneficiary’s existing Account balance will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Account; provided, if no such election exists, the Trustee, based on authorized directions from the Retirement Committee, will direct the investment of the Participant’s or Beneficiary’s existing Account balance.
(c)Conditions Applicable to Elections. The Retirement Committee will have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the deadline for making elections, the effective date of such elections and the conditions, if any, under which individual Investment Funds may be elected. Any procedures adopted by the Retirement Committee that are inconsistent with the deadlines or procedures specified in this Section will supersede such provisions of this Section without the necessity of a Plan amendment.
(d)Restrictions on Investments. To the extent any investment or reinvestment restrictions apply with respect to any Investment Funds (for example, restrictions on changes of investments between competing funds) or as a result of depletion of cash liquidity within an Investment Fund, a Participant’s or Beneficiary’s ability to direct investments hereunder may be limited.
(e)Sales and Purchases of Company Stock. The Investment Funds of the Plan will include a Company Stock Fund; provided however, on or after January 1, 2004, no future contributions may be invested in the Company Stock Fund and no assets may be transferred from other Investment Funds to the Company Stock Fund. Any dividends paid on Company Stock will increase the unit value of the Company Stock Fund, but will not be used to purchase additional shares of Company Stock. The fiduciary responsible for determining the suitability of Investment Funds will not take any action with respect to the Company Stock Fund that is inconsistent with the Controlling Company’s intent as set forth in the first sentence of this subsection, unless it is clearly determined by the fiduciary that such action is required under the prudence requirement of ERISA Section 404(a)(1)(B), disregarding any elements of such prudence requirement that relate to diversification.
1.4Valuation.
As of each Valuation Date, the Trustee will determine the fair market value of each of the Investment Funds after first deducting any expenses which have not been paid by the Participating Companies. All costs and expenses directly identifiable to one Investment Fund will be allocated to that Investment Fund.
1.5Purchase of Life Insurance.
Life insurance contracts will not be purchased.

1.6Voting and Tender Offer Rights with Respect to Investment Funds.
Subject to Section 7.9, to the extent and in the manner permitted by the Trust and/or any documents establishing or controlling any of the Investment Funds, Participants and Beneficiaries will be given the opportunity to vote and tender their interests in each such Investment Fund. Otherwise, such interests will be voted and/or tendered as may be provided in the controlling documents or as otherwise specified by the Investment Committee.
1.7Fiduciary Responsibilities for Investment Directions.
All fiduciary responsibility with respect to the selection of Investment Funds for the investment of a Participant’s or beneficiary’s Accounts will be allocated to the Participant or beneficiary who directs the investment. Neither the Controlling Company, the Board, the Retirement Committee, the Investment Committee, the Trustee nor any Participating Company will be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction.
1.8Appointment of Investment Manager; Authorization to Invest in Collective Trust.
(a)Investment Manager. The Investment Committee may appoint any one or more individuals or entities to serve as the investment manager or managers of the entire Trust or of all or any designated portion of a particular Investment Fund or Investment Funds. The investment manager will certify that it is qualified to act as an “investment manager” within the meaning of ERISA Section 3(38) and will acknowledge in writing its fiduciary status with respect to the assets placed under its control. The appointment of the investment manager will be effective as of the date specified by the Investment Committee, and the appointment will continue in effect until such date as the Investment Committee may specify. If an investment manager is appointed, the investment manager will have the power to manage, acquire and dispose of any and all assets of the Trust Fund, as the case may be, which have been placed under its control, except to the extent that such power is reserved to the Trustee by the Controlling Company. If an investment manager is appointed, the Trustee will be relieved of any and all liability for the acts or omissions of the investment manager, and the Trustee will not be under any obligation to invest or otherwise manage any assets which are subject to the management of the investment manager.
(b)Collective Trust. The Investment Committee may designate that all or any portion of the Trust Fund will be invested in a collective trust fund, in accordance with the provisions of Revenue Ruling 81-100 or any successor ruling, which collective trust fund will be deemed to have been adopted as a part of the Plan. Such designation or direction will be in addition to the powers to invest in commingled funds maintained by the Trustee provided for in the Trust.
1.9Voting and Tender Offer Rights With Respect to Company Stock.
(a)Voting Rights. Each Participant or Beneficiary will have the right to direct the Trustee as to the exercise of all voting rights with respect to the whole shares of Company Stock in his Account. To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants or Beneficiaries and will vote such fractional shares, and any shares of Company Stock for which no direction is received, in the same proportion as the whole shares of such Company Stock are voted by the voting Participants or Beneficiaries thereof by the Trustee.
(b)Tender Offer Rights. Each Participant or Beneficiary will have the right to direct the Trustee as to whether, in accordance with the terms of any tender offer for shares of

Company Stock, to tender the whole shares of Company Stock in his Account, and the Trustee will follow such directions. To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants or Beneficiaries and will tender such fractional shares of Company Stock in the same proportion as the whole shares of such Company Stock are tendered by the tendering Participants or Beneficiaries. Unless otherwise required by ERISA, the Trustee will not tender whole shares of Company Stock credited to a Participant’s or Beneficiary’s Account for which it has received no directions.
Article VIII

VESTING IN ACCOUNTS
1.1General Vesting Rule. Participants who have completed 1 Hour of Service on or after January 1, 2009 will vest in their Account in accordance with this Article VIII. Participants who terminated employment prior to January 1, 2009 will vest in their Account in accordance with the Plan or the Altivity Plan, as applicable, as in effect on the date he terminated employment.
(a)Fully Vested Accounts. Participants will at all times be fully vested in the subaccounts identified below.
(1)After-Tax Altivity Account
(2)After-Tax Post-2001 Account
(3)After-Tax Pre-2002 Account
(4)Before-Tax Account
(5)GPI Employer Match Account
(6)Graphic Employer Account
(7)Pre-1987 Graphic Employer Account
(8)Pre-2004 RIC Match Account
(9)QNEC Account
(10)Rollover Account
(11)Roth Account
(12)Salaried Field Employer Non-Safe Harbor Match Account
(13)Salaried Field Profit-Sharing Account
(14)Salaried Smurfit DB Replacement Account
(15)    Rose City Match Account
(16)    Rose City Profit Sharing Account
(b)Supplemental Employer Contribution and Match Direct - Graded (Pre-2008 Smurfit Match), Artistic Carton Employer and Artistic Carton Match Accounts. Except as provided in Sections 8.2, 8.3 and 8.4, the Supplemental Employer Contribution Account, Match Direct - Graded (Pre-2008 Smurfit Match) Account, Artistic Carton Employer Account and Artistic Carton Match Account of each Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

    Years of Vesting Service            Vested Percentage of
     Completed by Participant            Participant’s Account

    Less than 1 Year                     0%
    1 Year, but less than 2                     20%
    2 Years, but less than 3                 40%
    3 Years, but less than 4                 60%
    4 Years but less than 5                 80%
    5 Years or more                    100%

Notwithstanding the foregoing, a Participant who completes an Hour of Service on or after January 1, 2023, will be fully vested in his Supplemental Employer Contribution Account in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service            Vested Percentage of
    Completed by Participant            Participant’s Account

    Less than 1 Year                     0%
    1 Year or more                     100%

(c)Hourly Field Automatic Contribution and Hourly Field Employer Match Accounts. Except as provided in Sections 8.2, 8.3, and 8.4, the Hourly Field Automatic Contribution Account and Hourly Field Employer Match Account of each Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:
    Years of Vesting Service            Vested Percentage of
     Completed by Participant            Participant’s Account

    Less than 3 Years                     0%
    3 Years or more                    100%

1.2Vesting Upon Attainment of Normal Retirement Age, Death, Disability, or Certain Involuntary Terminations.
Notwithstanding Section 8.1, a Participant’s Account will become 100 percent vested and nonforfeitable upon the occurrence of any of the following events:
    The Participant’s attainment of Normal Retirement Age while still employed as an Employee;
    The Participant’s death while still employed as an Employee (or as provided in Section 8.8);
    The Participant’s becoming Disabled while still employed as an Employee; or
    The Participant’s employment with all Participating Companies becoming involuntarily terminated without cause on or after March 1, 2008; provided that such Participant has entered into the appropriate release agreement with the Participating Company.

1.3Vesting Upon Divestiture Termination. Notwithstanding Section 8.1, to the extent that a Participant experiences a Divestiture Termination, such Participant shall be 100 percent vested in his Accounts as determined by the Retirement Committee.
1.4Special Vesting Rules. Notwithstanding Section 8.1, a Participant’s Account will become 100 percent vested and nonforfeitable to the extent provided in Schedule A.

1.5Timing of Forfeitures and Vesting after Reemployment.
(a)Timing of Forfeitures. If a Participant who is not yet 100 percent vested in his Account severs from employment with all Affiliates, the nonvested amount in his Account will be removed from his Account and will become available for allocation (in the manner set forth in Section 5.5) on the earlier of (i) the date the Participant receives a total distribution of the vested portion of his Account, or (ii) the Plan Year after such Participant incurs 5 consecutive Breaks in Service and will be subject to the restoration rules set forth herein. If a Participant has no vested interest in his Account at the time he severs from employment, he will be deemed to have received a cash-out distribution at the time he severs from employment, and the forfeiture provisions of this Section will apply. If such Participant does not resume employment with an Affiliate before he has incurred 5 or more consecutive Breaks in Service, the nonvested portion of his Account will be forfeited and will not be restored. If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive Breaks in Service, the nonvested amount will be restored pursuant to the terms of subsection (b) or (c) hereof, as applicable].
(b)Reemployment and Vesting After Distribution. If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his Account, the provisions of Section 3.7(a) will be applicable. Upon reemployment, the rehired individual immediately will be credited with all previously earned Years of Vesting Service for purposes of determining his vested interest in his Account in accordance with Section 8.1.
(c)Reemployment and Vesting Before Any Distribution. If such a Participant has no vested interest in his Account (such that he had a deemed cashout of his Account), his Account will be restored pursuant to the terms of Section 3.7 and then will be subject to all of the vesting rules in this Article VIII as if no forfeiture had occurred.
1.6Vesting Following Partial Distributions.
In the event that a Participant receives a distribution from an Account subject to vesting under Section 8.1(b) in which he is less than fully vested and is subsequently credited with one or more additional Years of Vesting Service, the vested interest of the Participant in such Account prior to the date such Participant (i) severs from employment with all Affiliates, (ii) incurs 5 consecutive Breaks in Service (such that the nonvested portions of such Account are forfeited), or (iii) becomes 100 percent vested pursuant to the terms of Section 8.1. 8.2, 8.3, or 8.4 hereof (whichever is earliest), will be determined pursuant to the following formula:
        X= P (AB+D) - D,
where X is the vested interest at the relevant time (that is, the time at which the vested percentage in such Account can no longer increase); P is the vested percentage at the relevant time; AB is the balance of his Account at the relevant time; and D is the amount of the distribution.

1.7Amendment to Vesting Schedule.
Notwithstanding anything herein to the contrary, in no event will the terms of any amendment to the Plan reduce the vested percentage that any Participant has earned under the Plan. Any amendments to the Plan that affect the vesting provisions will be subject to the rules of this Section.
(a)Changes to Vesting of Future Contributions. In the event that an amendment to the Plan will directly have an adverse effect on Participants’ vested percentage for future Contributions, any Participant who has 3 or more Years of Vesting Service may elect to have his vested percentage for his Account calculated under the schedule in the Plan before any such change, and the Retirement Committee will give each such Participant notice of his rights to make such an election. The period during which the election may be made will commence with the date the amendment is adopted or deemed to be made and will end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment becomes effective; or (iii) 60 days after the Participant is issued written notice of the amendment by a Participating Company or the Retirement Committee.
(b)Changes to Vesting of Existing Accounts. The vesting of each Participant’s Account balance attributable to Contributions accrued on or before the later of the date of adoption or the effective date of any amendment to the Plan will be equal to the greater of: (i) the vesting percentage that would apply under the terms of the Plan prior to such amendment, or (ii) the vesting percentage that applies under the terms of the Plan as so amended.
1.8Military Service.
In the case of a Participant who dies on or after January 1, 2007, and while performing Qualified Military Service, the survivors of the Participant will be entitled to any additional benefits (other than contributions relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

Article IX
l

IN-SERVICE WITHDRAWALS AND LOANS
1.1Hardship Withdrawals.
(a)Parameters of Hardship Withdrawals. Subject to the provisions of Section 9.11, a Participant may make, on account of hardship, a withdrawal from such subaccounts (and in the order of priority) identified below.
(1)After-Tax Post-2001 Account
(2)Graphic Employer Account
(3)Before-Tax Account (excluding the portion that relates to catch-up contributions and investment earnings thereon and, for withdrawals made before January 1, 2019, any investment earnings earned after December 31, 1988)
(4)Before-Tax Account (the portion that relates to catch-up contributions and, for withdrawals made on or after January 1, 2019, investment earnings thereon)
(5)Salaried Smurfit DB Replacement Account
(6)Salaried Field Profit-Sharing Account
(7)Roth Account (other than the portion that relates to catch-up contributions)
(8)Roth Account (the portion that relates to catch-up contributions)
For purposes of this subsection (a), a withdrawal will be on account of “hardship” if it is necessary to satisfy an immediate and heavy financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The Retirement Committee will make its determination as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need on the basis of all relevant facts and circumstances.
(b)Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need exists only if the withdrawal is on account of (i) expenses for medical care described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income) for the Participant, his Spouse, or, dependents (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his Spouse, or, dependents (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof); (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; (v) the payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children, or, dependents (as defined in Code Section 152 without regard to subsection (d)(1)(B) thereof); or (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and whether the loss exceeds 10 percent of adjusted gross income).
(c)Necessary to Satisfy a Financial Need. A withdrawal is not treated as necessary to satisfy an immediate and heavy financial need of a Participant unless the Participant has obtained all other currently available distributions (including distributions of ESOP dividends under Code Section 404(k), but not loans or hardship withdrawals) under the Plan and all other plans of deferred compensation, whether qualified or nonqualified, maintained by an Affiliate. In addition, the Participant must represent (in writing, by an electronic medium, or in such other form as may be prescribed by the Internal Revenue Service) that he has insufficient cash or other liquid assets to satisfy the need. The Retirement Committee may rely on the Participant’s representation unless the Retirement Committee has actual knowledge to the contrary.
1.2Rollover Accounts Withdrawals.
Subject to the provisions of Section 9.11, a Participant may request a withdrawal of all or a part of his Rollover Accounts.
1.3After-Tax Pre-2002 and After-Tax Altivity Account Withdrawals.
Subject to the provisions of Section 9.11, a Participant may request a withdrawal of all or a part of the subaccounts (and in the order of priority) identified below.
(1)After-Tax Pre-2002 Account (the portion that relates to after-tax contributions made prior to January 1, 1987, excluding investment earnings)
(2)After-Tax Pre-2002 Account (the portion that relates to after-tax contributions made after to December 31, 1986 and investment earnings thereon)
(3)After-Tax Pre-2002 Account (the portion that relates to investment earnings on after-tax contributions made prior to January 1, 1987)
(4)After-Tax Altivity Account
1.4Pre-Age 59½ Withdrawals.
Subject to the provisions of Section 9.11, a Participant who has not yet attained age 59½ may request a withdrawal of all or part of his vested subaccounts (and in the order of priority) identified below.
(1)After-Tax Pre-2002 Account
(2)Rollover Account (portion that relates to after-tax contributions)
(3)Rollover Account (portion that relates to before-tax contributions)
(4)Pre-2004 RIC Match Account
(5)Pre-1987 Graphic Employer Account

1.5Age 59½ Withdrawals.
Subject to the provisions of Section 9.11, a Participant who has attained age 59½ may request a withdrawal of all or part of his vested subaccounts (and in the order of priority) identified below.
(1)After-Tax Pre-2002 Account
(2)Rollover Account (portion that relates to after-tax contributions)
(3)After-Tax Altivity Account
(4)Match Direct - Graded (Pre-2008 Smurfit Match) Account
(5)Salaried Smurfit DB Replacement Account
(6)Salaried Field Profit-Sharing Account
(7)Hourly Field Employer Match Account
(8)Salaried Field Employer Non-Safe Harbor Match Account
(9)Rollover Account (portion that relates to Roth contributions)
(10)Rollover Account (portion that relates to before-tax contributions)
(11)Pre-2004 RIC Match Account
(12)Pre-1987 Graphic Employer Account
(13)After-Tax Post-2001 Account
(14)Graphic Employer Account
(15)Rose City Profit Sharing Account
(16)Before-Tax Account (portion that does not relate to catch-up contributions)
(17)Before-Tax Account (portion that relates to catch-up contributions)
(18)GPI Employer Match Account
(19)Rose City Match Account
(20)QNEC Account
(21)Roth Account (portion that does not relate to catch-up contributions)
(22)Roth Account (portion that relates to catch-up contributions)
(23)Artistic Carton Match Account
(24)Artistic Carton Employer Account

1.6Age 65 Withdrawals.
Subject to the provisions of Section 9.11, a Participant who has attained Normal Retirement Age may request a withdrawal of all or part of his Account in the order of priority identified below.
(1)After-Tax Pre-2002 Account
(2)Rollover Account (portion that relates to after-tax contributions)
(3)After-Tax Altivity Account
(4)Match Direct - Graded (Pre-2008 Smurfit Match) Account
(5)Salaried Smurfit DB Replacement Account
(6)Salaried Field Profit-Sharing Account
(7)Hourly Field Employer Match Account
(8)Salaried Field Employer Non-Safe Harbor Match Account
(9)Rollover Account (portion that relates to Roth contributions)
(10)Supplemental Employer Contribution Account
(11)Hourly Field Automatic Contribution Account
(12)Rollover Account (portion that relates to before-tax contributions)
(13)Pre-2004 RIC Match Account
(14)Pre-1987 Graphic Employer Account
(15)After-Tax Post-2001 Account
(16)Graphic Employer Account
(17)Rose City Profit Sharing Account
(18)Before-Tax Account (portion that does not relate to catch-up contributions)
(19)Before-Tax Account (portion that relates to catch-up contributions)
(20)GPI Employer Match Account
(21)Rose City Match Account
(22)QNEC Account
(23)Roth Account (portion that does not relate to catch-up contributions)
(24)Roth Account (portion that relates to catch-up contributions)

1.7Qualified Reservist Distributions.
Subject to the provisions of Section 9.11, a Participant who was ordered or called to active duty for a period in excess of 179 days or for an indefinite period by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) may request a withdrawal of all or part of his Before-Tax and Roth Accounts during the period beginning on the date of such order or call and ending at the close of the active duty period.
1.8Distributions and Withdrawals from Transfer Accounts.
If a Prior Plan (i) allows Code Section 411(d)(6) protected in-service withdrawals (other than those permitted in Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, and 9.7) and/or (ii) allows one or more Code Section 411(d)(6) protected forms of distribution not generally permitted under the Plan, the Participants who have Transfer Accounts reflecting the accrued benefits subject to such protected withdrawals and forms of distribution under that Prior Plan will be permitted to withdraw, and/or receive distributions of, all or a portion of the amounts from the subject Transfer Accounts in a manner and subject to rules and restrictions similar to those provided under the Prior Plan such that the Plan will comply with the requirements of Code Section 411(d)(6).
1.9Loans to Participants.
(a)Grant of Authority. Loans to Participants, Beneficiaries and alternate payees [who are parties-in-interest as defined in ERISA Section 3(14)] generally will be allowed during such period(s) of time that the Retirement Committee determines, in its sole discretion, it is desirable and administratively feasible to make such loans. Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules contained in the Loan Rules, the Trustee, upon proper application by an eligible Participant, Beneficiary or alternate payee on forms approved by the Retirement Committee, may make a loan or loans to the borrower.
(b)Nondiscriminatory Policy. Loans will be available to all Participants, Beneficiaries and alternate payees [who are parties-in-interest as defined in ERISA Section 3(14)] as provided in the Loan Rules on a reasonably equivalent basis, without regard to an individual’s race, color, religion, age, sex or national origin. Loans will not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation will be interpreted to mean that, subject to the other limitations in this Section, the same percentage of each borrower’s vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance. Eligible individuals may apply for loans by submitting an application in written, electronic or other form established by the Retirement Committee, pursuant to nondiscriminatory procedures established by the Retirement Committee from time to time.
(c)Minimum Loan Amount. The minimum amount of any loan will be $1,000 or such lesser amount established by the Retirement Committee from time to time.
(d)Maximum Loan Amount. The maximum number of loans that may be outstanding at any time is the number provided in the Loan Rules. In addition, no loan may be made to any borrower from the Plan if the amount of such loan exceeds such amount as provided in the Loan Rules.
(e)Adequacy of Security. All loans will be secured by the pledge of a dollar amount of the borrower’s Account balance (i) which is not less than the principal amount of the loan plus an additional amount, if any, which the Retirement Committee deems desirable to secure payment of interest accruing on the loan, and (ii) which in no event (when aggregated for all outstanding loans) is greater than 50 percent of the borrower’s vested Account balance immediately after the origination of the loan. Notwithstanding anything herein to the contrary, the pledge of such security will be made in such manner and amount as the Retirement Committee may require for the loan to be considered adequately secured. A loan will be considered to be “adequately secured” if the security posted for such loan is in addition to and supporting a promise to pay, if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms. During the period that a loan is outstanding, if a Participant becomes eligible to receive a withdrawal or a distribution, the amount of such Participant’s Account which he will be eligible to receive through withdrawal or distribution will not exceed that amount which will reduce such Participant’s Account balance below the principal amount then outstanding on such loan.
(f)Rate of Interest. A loan from the Plan must bear a reasonable rate of interest, as provided in the Loan Rules. A loan will be considered to bear “a reasonable rate of interest” if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. In general, the Retirement Committee’s decision as to the rate of interest for any Plan loan will be based primarily on the rate of interest that one or more local banks or other lending institutions would charge on a similar loan, taking into account, among other things, the collateral pledged to secure the loan.
(g)Crediting Loan Payments to Accounts. The loan will be considered a directed investment of the borrower, and any principal and interest paid on the loan will be considered a part of his total Account. Each payment of principal and interest will be credited to the Investment Funds of the Participant’s Account as provided in the Loan Rules.
(h)Remedies in the Event of Default. If any loan payments are not paid as and when due or within such period provided in the Loan Rules, the Retirement Committee may declare the loan to be in default. The Retirement Committee may take such actions, as it deems appropriate in accordance with the Loan Rules, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan. Among other things, the Retirement Committee’s actions may include causing all or any portion of the borrower’s Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Retirement Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant’s Account balance until such time as such reduction, if treated as a distribution, will not breach the special distribution restrictions of Code Section 401(k)(2)(B).
(i)Suspension of Repayments for Leaves. Loan repayments may be suspended under this Plan as provided in the Loan Rules. In addition, during a period of military leave, the interest rate under an outstanding loan will be reduced to the extent necessary to comply with the Servicemembers Civil Relief Act of 2003.
1.10Recordkeeper Transition Rule.
For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article IX to the contrary, the Retirement Committee may designate a period during which no withdrawals or loans will be permitted.

1.11General Rules.
(a)Election to Withdraw. All applications to withdraw will be made at such time as the Retirement Committee may reasonably request, and will be on a form provided by the Retirement Committee, through an interactive telephone or internet-based system, or in such manner as the Retirement Committee may prescribe.
(b)Payment of Withdrawal. The amount of any withdrawal will be paid to a Participant in a single-sum cash payment as soon as practicable after the Retirement Committee receives and approves a properly completed withdrawal application; provided, to the extent such amounts are invested in the Company Stock Fund and the withdrawal is not on a hardship withdrawal made under Section 9.1, the Participant may elect to receive the withdrawn portion in whole shares of Company Stock, with any fractional shares converted to cash. At the time of making any withdrawals for a Participant, his Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his Account pursuant to the policies of the Retirement Committee. Any withdrawal will be treated as a payment of benefits under Article X and all of the requirements of that Article.
1.12Certain Hurricane Matthew-Related Hardship Withdrawals.
With respect to any Participant whose (i) principal residence on October 4, 2016, (October 3, 2016, for Florida) was located in one of the counties identified for individual assistance by the Federal Emergency Management Agency because of the devastation caused by Hurricane Matthew, (ii) place of employment was located in one of these counties on that applicable date, or (iii) whose lineal ascendant or descendant, dependent, or Spouse had a principal residence or place of employment in one of these counties on that date, a hardship withdrawal may be made in accordance with IRS Announcement 2016-39 and other Treasury Department guidance, the provisions of which are incorporated herein by reference.
1.13Coronavirus-Related Distributions.
(a)Availability of Withdrawal. Notwithstanding anything in the Plan to the contrary, effective from April 4, 2020, through December 30, 2020, a Qualified Participant may request a withdrawal of all or part of his vested Account as a coronavirus-related distribution, provided that the aggregate amount of withdrawals received by any Participant pursuant to this Section and similar coronavirus-related distribution provisions under all other plans maintained by the Controlling Company or any Affiliate may not exceed $100,000.
(b)Qualified Participant Determination. For purposes of this Section, a “Qualified Participant” means a Participant (i) who is diagnosed with Coronavirus by a test approved by the U.S. Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug and Cosmetic Act); (ii) whose spouse or dependent (as defined in Code Section 152) is diagnosed with Coronavirus by such a test; or (iii) who experiences adverse financial consequences as a result of:
(1)The Participant, his spouse or someone who shares the Participant’s principal residence being quarantined, furloughed or laid off, or having work hours reduced, due to Coronavirus;
(2)The Participant, his spouse or someone who shares the Participant’s principal residence being unable to work due to lack of child care, due to Coronavirus;

(3)The closing or reducing hours of a business owned or operated by the Participant, his spouse or someone who shares the Participant’s principal residence, due to Coronavirus;
(4)The Participant, his spouse or someone who shares the Participant’s principal residence having a reduction in pay or self-employment income, due to Coronavirus;
(5)The Participant, his spouse or someone who shares the Participant’s principal residence having a job offer rescinded or start date of a job delayed, due to Coronavirus; or
(6)Other factors as determined by the U.S. Secretary of the Treasury (or his or her delegate).
The Retirement Committee will rely on a Participant’s certification that the Participant satisfies the conditions to be a Qualified Participant unless the Retirement Committee has actual knowledge to the contrary. For purposes of this subsection (b), the term “Coronavirus” means the virus SARS-CoV-2 or coronavirus disease 2019 (COVID-19).

(c)Payment of Withdrawal. Notwithstanding anything in the Plan to the contrary, payment of a withdrawal under this Section will be made only as a single lump sum cash payment, and will not be considered an eligible rollover distribution.
Article X

PAYMENT OF BENEFITS FROM ACCOUNTS
1.1Benefits Payable for Reasons Other Than Death.
(a)General Rule Concerning Benefits Payable. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsection (c) hereof and Section 10.3, if a Participant severs from employment with all Affiliates for any reason other than death, he (or his Beneficiary, if he dies after such severance from employment) will be entitled to receive or begin receiving a distribution of the vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this Article X, the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.
(b)Timing of Distribution.
(1)Generally. Except as otherwise provided in this subsection (b), benefits payable to a Participant under this Section will be distributed or commence to be distributed as soon as administratively practicable after the later of (i) the date the Participant severs from employment with all Affiliates for any reason other than death, or (ii) the date such Participant submits a written election (or an election through an electronic medium) to receive or begin receiving such benefits in such manner as provided by the Retirement Committee. In order for such Participant’s election to be valid, his election must be filed with the Retirement Committee within the 180-day period ending on such distribution date or distribution commencement date, and the Retirement Committee (at least 30 days before, and no more than 180 days before, such distribution date) must have presented him with a notice informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive or begin receiving his distribution before the end of such period.
(2)Cashout of Small Accounts. Notwithstanding the foregoing provisions of this subsection (b), in the event that the vested portion of the Account of any Participant who severs from the employment of all Affiliates is less than or equal to $1,000, the full vested amount of such benefit automatically will be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant severs from employment. In addition, in the event that the vested portion of the Account of any Participant who has previously severed from the employment of all Affiliates is less than or equal to $1,000, the Retirement Committee may, in its sole discretion and at such time(s) as it may determine, provide that the full vested amount of such benefit will automatically be paid to such Participant in one single-sum, cash-out distribution. In the event a Participant has no vested interest in his Account at the time of his severance from employment, he will be deemed to have received a cash-out distribution of his Account at the time of his severance from employment, and the forfeiture provisions of Section 8.5 will apply.
(3)Participant’s Right to Payment. Notwithstanding anything in the Plan to the contrary, unless a Participant elects to further defer the distribution of his benefit or fails to submit a claim for such distribution, in no event will payment of the Participant’s benefit be made or commence later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually severs from employment with all

Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made or commence hereunder, payment will be made or commence no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.
(4)Required Minimum Distributions. Notwithstanding anything in the Plan to the contrary, the Participant’s Account will be distributed or commence to be distributed no later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70½ (effective January 1, 2020, age 72 for Participants who attain age 70½ on or after January 1, 2020), or (ii) the calendar year in which the Participant terminates employment with all Affiliates; provided, if such Participant is a 5 percent owner (as defined in Code Section 416), benefit payments will be made or commence no later than the April 1 following the calendar year in which the Participant attains age 70½ (effective January 1, 2020, age 72 for Participants who attain age 70½ on or after January 1, 2020). All distributions will be made in accordance with Code Section 401(a)(9), including the incidental benefit rules of Code Section 401(a)(9)(G), Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9 and any other provisions reflecting Code Section 401(a)(9) that are prescribed by regulation, revenue ruling, notices and other IRS guidance. Any distribution made pursuant to this subsection (b)(4) will be the minimum amount required to satisfy the provisions of Code Section 401(a)(9), unless such Participant elects a distribution in a form permitted under Section 10.4.
Notwithstanding the foregoing, the provisions of this subsection and the required minimum distributions of Code Section 401(a)(9) will not apply to amounts that otherwise would be required to be paid for the 2020 calendar year (in the absence of Code Section 401(a)(9)(I), whether due by December 31, 2020, or by April 1, 2021), unless otherwise elected by the Participant, except that a Participant subject to this subjection who has elected to receive installment payments pursuant to Section 10.4(a)(2) will continue to receive such installments for the 2020 calendar year unless otherwise elected by the Participant. If a Participant elects to receive a payment that would have been required under this subsection in the absence of Code Section 401(a)(9)(I) and the preceding sentence, such distribution will not be treated as an Eligible Rollover Distribution by the Plan.
(c)Delay Upon Reemployment. If a Participant becomes eligible to receive or begins receiving a benefit payment in accordance with the terms of subsection (a) and subsequently is reemployed by an Affiliate prior to the time his Account has been distributed in full, the distribution to such Participant will be delayed until such Participant again becomes eligible to receive a distribution from the Plan. Notwithstanding the foregoing, if a Participant’s benefit payments have commenced in the form of installment payments, payments under such installment payments will not cease but will continue during the period of his reemployment.
(d)Distributions in Military Service. With respect to distributions of his Before-Tax and Roth Accounts, a Participant will be treated as having been severed from employment during any period the Participant is performing Qualified Military Service while on active duty for a period of more than 30 days. If a Participant elects to receive a distribution that would not have been available in the absence of this subsection (d), his Deferral Elections will be suspended during the 6-month period beginning on the date of such distribution; provided however, a Participant who is eligible for a qualified reservist distribution as described in Section 9.7 as well as a distribution under this subsection (d) will be deemed to have elected to receive a qualified reservist distribution under Section 9.7 and his Deferral Elections will not be suspended.

1.2Death Benefits.
If a Participant dies before payment of his benefits from the Plan is made or commences to be made, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Retirement Committee in accordance with the terms of Section 10.6 will be entitled to receive a distribution of the total of the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which the distribution is processed. Benefits will be distributed to such Beneficiary or Beneficiaries in one single-sum distribution (or in the case of a Surviving Spouse who is the Participant’s sole primary Beneficiary, the Surviving Spouse may elect to receive partial withdrawals) as soon as administratively feasible after the date of the Participant’s death (or, if later, after timing restrictions and requirements under the Code are satisfied); provided however, if the vested portion of the Participant’s Account is greater than $1,000, the Beneficiary or Beneficiaries may request a later distribution in any payment form provided under Section 10.4. In no event will any such distribution be made later than required under Code Section 401(a)(9), provided that for this purpose the 2020 calendar year will be disregarded. The Retirement Committee may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the written consent of such Beneficiary.
1.3Restrictions on Distributions from Before-Tax, Roth, and GPI Employer Match Accounts.
Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax, Roth and GPI Employer Match Accounts and (ii) amounts in a Participant’s Transfer Accounts relating to (A) before-tax contributions, (B) company contributions used to satisfy the Code Section 401(k) actual deferral percentage test, or (C) company contributions used to satisfy the Code Section 401(m) actual contribution percentage test will not be distributable to such Participant earlier than the earliest of the following to occur:
    The Participant’s death or disability;
    The Participant’s severance from employment within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2);
    The termination of the Plan, provided that the requirements of Treasury Regulation Section 1.401(k)-1(d)(4) are satisfied;
    The attainment by such Participant of age 59½;
    The Participant’s incurrence of a financial hardship; or
    The Participant qualifying for a “qualified reservist distribution” as defined in Code Section 72(t)(2)(G)(iii).
1.4Forms of Distribution.
(a)Method.
(1)Single-Sum Payment. Except as provided in subsection (a)(2) or (a)(3), the payment of any distribution from the Plan to a Participant or Beneficiary will be in the form of a single-sum payment.
(2)Installments and Systematic Withdrawals. The Participant or Beneficiary may elect on a form provided by the Retirement Committee, periodic installments made in equal (as adjusted for investment earnings and losses between payments) monthly, quarterly, semiannual, or annual installments over a period certain or under another systematic withdrawal plan, subject to the following:
(A)All installments or systematic withdrawals must satisfy the requirements of Code Section 401(a)(9).
(B)If installment payments of a Participant’s benefit from the Plan have begun, then at any time thereafter the Participant may elect to modify such installments, elect to discontinue such installments or elect to receive the remaining Account balance in the form of a single-sum payment.
(C)If a Participant who has begun receiving equal installments over a period certain dies after the payment of benefits from the Plan has begun but before his entire benefit has been distributed, his Beneficiary may elect at any time thereafter to receive the remainder of the deceased Participant’s vested Account in the form of a single-sum payment or to continue to receive the same installment payments which would have been paid to the deceased Participant if he had survived, subject to the requirements of Code Section 401(a)(9).
(D)If a Beneficiary who has begun receiving equal installment payments over a period certain pursuant to the terms of subsection (a)(2) hereof dies prior to the full payment thereof, the remaining vested amount of the Account balance will be distributed to the estate of such Beneficiary.
(3)Partial Withdrawals. Following his termination of employment, a Participant may elect to receive partial withdrawals of any portion of his vested Account at any time prior to the date payment of the remainder of his Account otherwise commences under Section 10.1.
(b)Direct Rollover Distributions. If a Participant, Surviving Spouse, a spousal alternate payee under a qualified domestic relations order, or Beneficiary who is the recipient of any Eligible Rollover Distribution elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Retirement Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution will be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan. For purposes of this provision, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).
(c)Assets Distributed. Any distribution made to a Participant or Beneficiary will be made in the form of cash; provided, however, to the extent a Participant’s or Beneficiary’s Account is invested in the Company Stock Fund, the Participant or Beneficiary may elect to receive whole shares of Company Stock, with any fractional shares converted to cash. This subsection (c) shall not preclude a Participant from electing, to the extent permitted by the Loan Rules, a direct rollover of the promissory note for such Participant’s loan under the Plan.
1.5Qualified Domestic Relations Orders.
In the event the Retirement Committee receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan will pay the benefit subject to the qualified domestic relations order to the prescribed alternate payee(s) at such time and in such form as will be described in the qualified domestic relations order and permitted under Section 16.1(b). If the qualified domestic relations order requires immediate payment, the specified benefit will be paid to the alternate payee as soon as practicable after the Retirement Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee will include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his Account will be reduced accordingly and will be subject to the distribution provisions in this Article X. To the extent necessary or appropriate under a qualified domestic relations order, the Retirement Committee will establish a separate account (and any appropriate subaccount) for the benefit of the alternate payee.
1.6Beneficiary Designation.
(a)General. In accordance with the terms of this Section, Participants will designate and from time to time may redesignate their Beneficiary or Beneficiaries of the benefits described in this Article X in such form and manner as the Retirement Committee may determine. A Participant will be deemed to have named his Surviving Spouse, if any, as his sole primary Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant’s benefit to a primary Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Retirement Committee may establish. Notwithstanding the foregoing, a married Participant may designate a non-Spouse primary Beneficiary without a Qualified Spousal Waiver (unless otherwise required by a qualified domestic relations order) if the Participant establishes to the satisfaction of the Retirement Committee: (i) that he has no Spouse or that his Spouse cannot be located; (ii) that he is legally separated from his Spouse or that he has been abandoned by his Spouse (within the meaning of local law) and he has a court order to such effect; or (iii) that such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe.
(b)No Designation or Designee Dead or Missing. In the event that:
    A Participant dies without designating a Beneficiary;
    The Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or
    The Beneficiary designated by a Participant cannot be located by the Retirement Committee within the maximum time limit for payment of benefits to such person;
then, in any of such events, the Beneficiary of such Participant will be the Participant’s Surviving Spouse, if any, and if not, then the estate of the Participant; provided, if the Participant does not have a Surviving Spouse (or the Surviving Spouse cannot be located within a reasonable period after the Participant’s death), and no claim has been made on behalf of the Participant’s estate within a reasonable period of time after the Participant’s death, then, to the extent any individual(s), whom the Retirement Committee in its sole discretion determines to be heirs and/or relatives of the deceased Participant, make an affirmative claim for payment of the deceased Participant’s Account, the Retirement Committee in its sole discretion may determine that the Beneficiary will be some or all of such heirs and/or relatives of the Participant, and payment to such Beneficiary will be deemed in full satisfaction of the Participant’s benefits under the Plan, without further liability with respect to such Participant’s benefits on the part of the Plan, any

Participating Company, the Retirement Committee or the Trustee. Notwithstanding the foregoing, in no event will the Retirement Committee have any obligation to search for any heirs or relatives of the deceased Participant, whether by publication or otherwise.

1.7Forfeiture of Benefits by Certain Individuals.
Notwithstanding anything to the contrary in the Plan, no payment of benefits will be made under any provision of the Plan to any individual with respect to whom such amount would otherwise be payable if, by virtue of such individual’s involvement in the death of the Participant or Beneficiary, such individual’s entitlement to any interest in assets of the deceased could be denied (whether or not there is in fact any such entitlement) under any applicable law, state or federal, including without limitation laws governing intestate succession, wills, jointly-owned property, bonds, and life insurance. For purposes of the Plan, any such individual will be deemed to have predeceased the Participant or Beneficiary, as applicable. The Retirement Committee may withhold distribution of benefits otherwise payable under the Plan for such period of time as is necessary or appropriate under the circumstances to make a determination with regard to the application of this Section.

1.8Claims.
(a)Rights. If a Participant, Beneficiary or any other individual, or his legally authorized representative (collectively referred to herein as “Claimant” or “Claimants”), has any grievance, complaint, dispute or claim against the Plan, the Trust, or any agent or fiduciary of the Plan or Trust (i) under ERISA Section 502(a)(1)(B): (A) concerning the benefits due to him under the terms of the Plan, (B) to enforce his rights under the terms of the Plan, or (C) to clarify his rights to future benefits under the terms of the Plan; or (ii) under ERISA Section 502(a)(2) or 502(a)(3) concerning any aspect of the operation, administration or investments of, or fiduciary actions with respect to, the Plan or Trust (collectively referred to herein as “Claim” or “Claims”), the Claimant must submit the Claim in accordance with the procedures set forth in this Section.
All Claims must be submitted within the “applicable limitations period,” and any Claim brought after such period will be barred. The “applicable limitations period” will be 1 year, beginning on (i) in the case of any lump-sum payment, the date on which the payment was made or should have been made, (ii) in the case of a periodic payment, the date on which the first in the series of payments was made or should have been made, or (iii) for all other Claims, the date on which the action that is the subject of the Claim occurred or, if later, the date the Claimant could reasonably have become aware of such action in the exercise of reasonable due diligence. Additionally, upon denial of an appeal, in whole or in part, of any Claim pursuant to subsection (c) hereof, a Claimant will have 1 year from the date of the Retirement Committee’s decision on the appeal to bring a civil action or commence arbitration (as applicable) pursuant to the terms below for any Claim related to such denied appeal. Any such civil action or arbitration initiated after such 1-year period will be barred. If a Claimant does not file a Claim in accordance with the procedures described in this Section 10.8, or otherwise fully exhaust the claims review process described in this Section 10.8, for any reason, any civil action or arbitration (as applicable) related to such Claim must be filed within 1 year of the date on which the payment or action that is the subject of the Claim occurred or, if later, the date the Claimant could reasonably have become aware of such action in the exercise of reasonable due diligence. Notwithstanding the immediately preceding sentence, a Claimant’s failure to timely and fully exhaust the required administrative procedures set forth in this Section 10.8 will still serve as a basis for the dismissal of any such civil action or arbitration, even if timely filed under this subsection.
(b)Procedure. Claims must be filed with the Retirement Committee in writing in accordance with subsection (b)(1) or (b)(2) hereof, as applicable.

            (1)    Generally. Except as provided in subsection (b)(2) hereof, the Retirement Committee will furnish to the Claimant written notice of the disposition of a Claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the Claim, the Retirement Committee will furnish written notice of the extension to the Claimant prior to the end of the initial 90-day period, and such extension will not exceed one additional, consecutive 90-day period. In the event the Claim is denied, the notice of the disposition of the Claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the Claimant can perfect the Claim and/or submit the Claim for review (where appropriate), and a statement of the Claimant’s right to bring (as applicable) (i) a civil action for a Claim under ERISA Section 502(a)(1)(B) following an adverse determination on review under subsection (c) hereof, or (ii) an arbitration proceeding and only an arbitration proceeding (as provided in subsection (d) hereof) for a Claim under ERISA Section 502(a)(2) or 502(a)(3), including but not limited to Claims arising out of, in connection with or related to alleged excessive fees or investment fund selection or monitoring.
            (2)    Claims Based on an Independent Determination of Disability. With respect to a Claim for benefits under the Plan based on Disability (other than (i) eligibility for Social Security disability benefits, or (ii) approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company), the Retirement Committee will furnish to the Claimant written notice of the disposition of a Claim within 45 days after the application therefor is filed; provided, if matters beyond the control of the Retirement Committee require an extension of time for processing the Claim, the Retirement Committee will furnish written notice of the extension to the Claimant prior to the end of the initial 45-day period, and such extension will not exceed one additional, consecutive 30-day period; and, provided further, if matters beyond the control of the Retirement Committee require an additional extension of time for processing the Claim, the Retirement Committee will furnish written notice of the second extension to the Claimant prior to the end of the initial 30-day extension period, and such extension will not exceed an additional, consecutive 30-day period. Notice of any extension under this subsection (b)(2) will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the Claim, and the additional information needed to resolve those issues. In the event the Claim is denied, the notice of the disposition of the Claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the Claimant can perfect the Claim and/or submit the Claim for review (where appropriate), and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review. The denial notice will also include (i) a discussion of the decision to deny the Claim, including an explanation of why the Retirement Committee disagreed with expert opinions the Claimant submitted, if any; (ii) a copy of the specific rule, guideline or criteria, if any, that was relied on in denying the Claim or, alternatively, a statement that no such rule, guideline or criteria exists; and (iii) a statement of the Claimant’s right to review and receive copies of all documents, records and other information relevant to the Claim free of charge. Furthermore, the denial notice will be provided in a culturally and linguistically appropriate manner, as described in Department of Labor Regulation Section 2560.503–1(o).
(c)Review Procedure. Any Claimant whose Claim has been denied will be entitled, upon request to the Retirement Committee, to appeal the denial of his Claim in accordance with subsection (c)(1) or (c)(2) hereof, as applicable. The Claimant may review pertinent documents related to the Plan and in the Retirement Committee’s possession, free of charge, in order to prepare the appeal.
(1)    Generally. Except as provided in subsection (c)(2) hereof, the form containing the request for review, together with a written statement of the Claimant’s position, must be filed with the Retirement Committee no later than 60 days after receipt of the written notification of denial of a Claim provided for in subsection (b) hereof. The Retirement Committee’s decision will be made within 60 days following the filing of the request for review and will be communicated in writing to the Claimant; provided, if special circumstances require an extension of time for processing the appeal, the Retirement Committee will furnish written notice to the Claimant prior to the end of the initial 60-day period, and such an extension will not exceed one additional 60-day period. If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, and state the Claimant’s right to bring (as applicable) (i) a civil action for a Claim under ERISA Section 502(a)(1)(B), or (ii) an arbitration proceeding and only an arbitration proceeding (as provided in subsection (d) hereof) for a Claim under ERISA Section 502(a)(2) or 502(a)(3), including but not limited to Claims arising out of, in connection with or related to alleged excessive fees or investment fund selection or monitoring.
(2)    Claims Based on an Independent Determination of Disability. With respect to an appeal of a denial of benefits under the Plan based on Disability (other than (i) eligibility for Social Security disability benefits, or (ii) approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company), the form containing the request for review, together with a written statement of the Claimant’s position, must be filed with the Retirement Committee no later than 180 days after receipt of the written notification of denial of a Claim provided for in subsection (b) hereof. The Retirement Committee’s decision will be made within 45 days following the filing of the request for review and will be communicated in writing to the Claimant; provided, if special circumstances require an extension of time for processing the appeal, the Retirement Committee will furnish written notice to the Claimant prior to the end of the initial 45-day period, and such an extension will not exceed one additional 45-day period. The Retirement Committee’s review will not afford deference to the initial adverse benefit determination and will be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Retirement Committee will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual. Before the appeal may be denied based on a new or additional rationale, the rationale will be provided to the Claimant, at no cost, and the Claimant will be allowed a reasonable opportunity to respond. The Claimant will also be provided, at no cost, with any new or additional evidence considered, relied on or generated by the Plan in connection with the Claim and allowed a reasonable opportunity to respond. If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, state the Claimant’s right to bring a civil action under ERISA Section 502(a), including any contractual limitations period that applies under the Plan and the date on which the limitations period expires, and identify all medical or vocational experts whose advice was obtained by the Retirement Committee in connection with the Claimant’s adverse benefit determination. The denial notice will also include (i) a discussion of the decision to deny the appeal, including an explanation of why the Retirement Committee disagreed with expert opinions the Claimant submitted, if any; and (ii) a copy of the specific rule, guideline or criteria, if any, that was relied on in denying the Claim or, alternatively, a statement that no such rule, guideline or criteria exists. Furthermore, the denial notice will be provided in a culturally and linguistically appropriate manner, as described in Department of Labor Regulation Section 2560.503–1(o).
(d)Binding Arbitration of Claims.
(1)    General Rules. All Claims arising under ERISA Section 502(a)(2) or 502(a)(3), including but not limited to Claims arising out of, in connection with or related to alleged excessive fees or investment fund selection or monitoring, will be resolved, and may only be resolved, by final and binding arbitration conducted in Atlanta, Georgia (or such other major city that is nearest to the workplace of the Claimant) before the American Arbitration Association pursuant to (i) the Employment Dispute Resolution Rules of the American Arbitration Association in effect at the time of the dispute before a neutral, single arbitrator with substantial experience with respect to ERISA, and (ii) the terms set forth in this subsection (d). The arbitrator may award only those remedies available under ERISA Section 502(a)(2) or 502(a)(3), as applicable, and will have no power or authority to award punitive, exemplary or other damages. The arbitration award shall be binding on all parties solely with respect to the Claimant’s individual Claims, and it shall have no effect with respect to Claims of any other person other than the Claimant. As a pre-condition to commencing any such arbitration, the Claimant must fully exhaust the mandatory claim and appeal procedures of this Section 10.8.
(2)    Individual Arbitration Only. The Claimant must bring any dispute in arbitration on an individual basis only, and not on a class, collective or representative basis and must waive the right to commence, be a part of or be an actual or putative class member of, any class, collective or representative action arising out of, in connection with or relating to the Plan, including, but not limited to, any Claims related to the Plan (“class action waiver”). However, if this class action waiver is found to be unenforceable by a court of competent jurisdiction, then any Claim on a class, collective or representative basis shall be filed and adjudicated in the court having jurisdiction (as set forth in Section 16.3), and not in arbitration. Except as provided in the preceding sentence, this subsection (d) is intended to make mandatory individual arbitration apply (as described above) to the maximum extent permissible under ERISA; provided, if any feature of this arbitration requirement is impermissible under ERISA, arbitration as described above shall remain required with the minimum change necessary to allow the arbitration requirement to be permissible under ERISA.
(3)    Cost of Arbitration. Unless otherwise required by applicable law, the Company will pay the arbitrator’s fee and arbitration forum fees in full, and each party to the arbitration will pay its own fees (including legal fees) to arbitrate the matter; and the arbitrator may not award any such fees in any other manner. Any award made may be confirmed in the court having jurisdiction (as set forth in Section 16.3).
(4)    Confidentiality. Any arbitration will be confidential, and, except as required by law, neither party may disclose the content or results of any arbitration hereunder without the prior written consent of the other parties, except that disclosure is permitted to a party’s auditors and legal advisers.
(5)    Controlling Rules. To the extent there is a discrepancy between the Employment Arbitration Rules and this subsection (d), the terms of this subsection (d) shall govern.
(6)    Applicable Law. The arbitration procedures in this Section 10.7 shall be governed and enforced under ERISA and the Federal Arbitration Act.
(e)Severability. Nothing in this Section 10.7 shall in any way limit the causes of action or rights of a Claimant under ERISA (other than his right to bring an action that is subject to arbitration hereunder in any forum other than as provided hereunder). If any provision of this Section 10.7 is contrary to, prohibited by or deemed invalid under applicable law, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

(f)Satisfaction of Claims. Any payment to a Participant or Beneficiary, or to his or her legal representative or heirs at law, all in accordance with the provisions of the Plan, will to the extent thereof be in full satisfaction of all Claims hereunder against the Trustee, the Retirement Committee, and the Participating Companies, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as will be determined by the Trustee, the Retirement Committee or the Participating Companies, as the case may be. If receipt and release will be required but execution by such Participant, Beneficiary, legal representative or heirs at law will not be accomplished so that the terms of Section 10.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court will direct, for disposition in accordance with the order of such court, and such distribution will be deemed to comply with the requirements of Section 10.1(b).
(g)Requirement to Exhaust Administrative Procedures. Timely completion of the claim and appeal procedures described in this Section 10.8 will be a condition precedent to the commencement of any legal, equitable or arbitration action or proceeding in connection with any Claim by a Claimant or by any other person or entity claiming rights through such Claimant. For clarity, a Claimant must timely complete both the initial claim procedures described in subsection (b) hereof and the appeal procedures described in subsection (c) hereof before he may commence (i) a civil action under ERISA Section 502(a)(1)(B), or (ii) a binding arbitration for any Claim under ERISA Section 502(a)(2) or 502(a)(3), including but not limited to Claims arising out of, in connection with or related to alleged excessive fees or investment fund selection or monitoring. Additionally, upon denial of an appeal pursuant to subsection (c) hereof, the 1-year limitations period described in subsection (a) hereof shall apply.
1.9Explanation of Rollover Distributions.
Within a reasonable period of time [as defined for purposes of Code Section 402(f)] before making an Eligible Rollover Distribution (which may include certain withdrawals permitted under Article IX) from the Plan to a Participant or beneficiary, the Retirement Committee will provide such Participant or beneficiary with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations thereunder. In addition, effective for Plan Years beginning after December 31, 2006, such written explanation will also describe the consequences of the Participant’s failing to defer the receipt of such distribution.
1.10Unclaimed Benefits.
In the event a Participant or beneficiary becomes entitled to benefits under this Article X and the Retirement Committee is unable to locate such Participant or beneficiary after such diligent efforts as the Retirement Committee in its sole discretion deems appropriate and within 3 years of the date upon which he became so entitled, the full Account of such Participant or beneficiary will be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant or beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account, the amount of such abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) will be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant or beneficiary, as appropriate; provided further, the Retirement Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed 3 years if it believes that it is in the best interest of the Plan to do so; and, provided further, if the distribution is payable upon termination of the Plan, the Retirement Committee will not be required to wait until the end of such 3 year period.
1.11Recovery of Mistaken Payments.
If any benefit is paid to a Participant or beneficiary in an amount that is greater than the amount payable under the terms of the Plan, the Plan will recover the excess benefit amount by eliminating or reducing the Participant’s or beneficiary’s future benefit payments. If no further benefits are payable to the Participant or beneficiary under the Plan, the Retirement Committee, in its discretion, may employ such means as are available under applicable law to recover the excess benefit amount from the Participant or beneficiary.
1.12Recordkeeper Transition Rule.
For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article X to the contrary, the Retirement Committee may designate a period during which no distributions will be permitted.
Article XI

ADMINISTRATION
1.1Retirement Committee.
(a)Adoption of Charter. The Board may adopt a Charter which sets forth procedures regarding the governance and maintenance of the Retirement Committee and, to the extent not inconsistent with the Plan, the rights, duties, responsibilities of the Retirement Committee with respect to the Plan.
(b)Retirement Committee. The Retirement Committee will have all rights, duties, and responsibilities as provided in the Charter and the Plan, and will be governed and maintained in accordance with, the Charter.
1.2Powers and Responsibility.
(a)Fiduciary Responsibilities. The Retirement Committee will fulfill the duties of “administrator” as set forth in ERISA Section 3(16) and will have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Charter, the Plan, and the Trust Agreement. The Retirement Committee, acting in its role as a Named Fiduciary, will have the following duties and responsibilities:
    To construe the Plan and to determine all questions that arise hereunder;
    To have all administrative powers elsewhere herein conferred upon it;
    To decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;
    To determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;
    To make factual findings with respect to claims for benefits;
    To maintain and retain records relating to Participants and Beneficiaries;
    To prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;
    To prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;
    To prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

    As permitted in the Trust Agreement, to provide directions to the Trustee with respect to methods of benefit payment, and all other matters where called for in the Plan or requested by the Trustee;
    To engage assistants and professional advisers;
    To arrange for fiduciary bonding;
    To provide procedures for determination of claims for benefits;
    To designate, from time to time, the Trustee; and
    To delegate any recordkeeping or other administerial duties hereunder to any other person or third-party;
all as further set forth herein.

(b)Other Powers. In addition to serving as administrator of the Plan, the Retirement Committee has been vested with the authority to take certain actions on behalf of the Controlling Company as settlor of the Plan, including the authority to grant service with predecessor employers, and to establish special eligibility rules. In exercising such authority and in taking any other action on behalf of the Controlling Company as settlor of the Plan, the Retirement Committee will not be deemed to be acting as a Plan fiduciary.
1.3Construction of the Plan.
The Retirement Committee will take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. Such remedial steps may include, but are not limited to, taking any voluntary corrective action under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency. The Retirement Committee, in its sole and full discretion, will interpret the Plan and will determine the questions arising in the administration, interpretation and application of the Plan. The Retirement Committee will endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Retirement Committee will correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.
1.4Assistants and Advisors.
(a)Engaging Advisors. The Retirement Committee will have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisors are not so paid by the Controlling Company, they will be paid at the direction of the Retirement Committee from the Trust Fund as an expense of the Trust Fund.
(b)Reliance on Advisors. The Retirement Committee and the Participating Companies will be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section; the Retirement Committee, the Participating Companies, and the Trustee will be fully protected in respect to any action taken by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken will be conclusive upon each of them and upon all other persons interested in the Plan.

1.5Investment Committee.
(a)Adoption of Charter. The Board may adopt a Charter which sets forth procedures regarding the governance and maintenance of the Investment Committee and, to the extent not inconsistent with the Plan, the rights, duties, responsibilities of the Investment Committee with respect to the Plan.
(b)Duties. The Investment Committee will have the following responsibility and authority, in addition to that contained in the Charter:
    To appoint one or more persons to serve as investment manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;
    To allocate the responsibility and authority being carried out by the Investment Committee among the members of the Investment Committee;
    To take any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law; and
    To employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Investment Committee. To the extent that the costs for such assistants and advisors are not paid by a Participating Company, they will be paid at the direction of the Investment Committee from the Trust Fund as an expense of the Trust Fund.
1.6Direction of Trustee.
The Investment Committee will have the power to provide the Trustee with general investment policy guidelines and directions to assist the Trustee respecting investments made in compliance with, and pursuant to, the terms of the Plan.
1.7Indemnification.
The Retirement Committee and the Investment Committee and each member of those committees will be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the Trust, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Trust, and any and all amounts paid in any compromise or settlement relating to the Plan or the Trust, except for actions or failures to act made in bad faith. The foregoing indemnification shall be made from the assets of the Plan, to the extent permitted under applicable law, otherwise from the assets of the Controlling Company.
Article XII

ALLOCATION OF AUTHORITY AND RESPONSIBILITIES
1.1Controlling Company.
(a)General Responsibilities. The Controlling Company, as Plan sponsor, will have the following authority and responsibilities:
    To appoint the Trustee, the Retirement Committee and the Investment Committee and to monitor each of their performances;
    To communicate such information to the Trustee, the Retirement Committee and/or the Investment Committee as each needs for the proper performance of its duties;
    To provide channels and mechanisms through which the Retirement Committee and/or the Trustee can communicate with Participants and Beneficiaries; and
    To terminate the Plan.
In addition, the Controlling Company will perform such duties as are imposed by law or by regulation and will serve as plan administrator in the absence of an appointed Retirement Committee.

(b)Authority of Participating Companies. Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.
1.2Retirement Committee.
(a)General Responsibilities. The Retirement Committee will have the authority and responsibilities imposed by Article XI and the Charter. With respect to its authority and responsibilities described in Section 11.2(a), the Retirement Committee will be a Named Fiduciary. The Retirement Committee will have no authority or responsibilities other than as granted in the Charter, the Plan, or as imposed as a matter of law.
(b)Allocation of Authority. In the event any of the areas of authority and responsibilities of the Retirement Committee overlap with that of any other Plan fiduciary, the Retirement Committee will coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Retirement Committee with respect to such authority and responsibilities ultimately will be controlling.
1.3Investment Committee.
The Investment Committee will be a Named Fiduciary with respect to its authority and responsibilities, as imposed by Article XI and the Charter. The Investment Committee will have no authority or responsibilities other than those granted in the Charter, the Plan, and the Trust.

1.4Trustee.
The Trustee will be a fiduciary with respect to investment of Trust Fund assets and will have the powers and duties set forth in the Trust Agreement.
1.5Limitations on Obligations of Fiduciaries.
No fiduciary will have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary’s authority or delegated responsibility.
1.6Delegation.
Named Fiduciaries will have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Named Fiduciary making such delegation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be assumed or redelegated by the Named Fiduciary.
1.7Multiple Fiduciary Roles.
Any person may hold more than one position of fiduciary responsibility and will be liable for each such responsibility separately.
Article XIII

AMENDMENT, TERMINATION AND ADOPTION
1.1Amendment.
The provisions of the Plan may be amended at any time and from time to time by the Board (or, to the extent provided in the Charter, the Retirement Committee); provided:
    No amendment will increase the duties or liabilities of the Trustee without the consent of such party;
    Except as permitted by applicable laws, no amendment will decrease the balance or vested percentage of an Account or eliminate an optional form of benefit; and
    The Board reserves the right to delegate its amendment authority under this Section to an officer or officers of Graphic Packaging Holding Company or the Controlling Company, or to the Retirement Committee or a member of the Retirement Committee.
1.2Termination.
(a)Right to Terminate. The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board. In either event, the Retirement Committee, Investment Committee, each Participating Company and the Trustee will be promptly advised of such decision in writing. [For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan) refer to Section 13.3(e).]
(b)Vesting Upon Complete Termination. If the Plan is terminated by the Controlling Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants, Beneficiaries or other successors in interest as of such date will become 100 percent vested and nonforfeitable. Upon termination of the Plan, the Retirement Committee, in its sole discretion, will instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) to the extent permissible under applicable law, pay over to each Participant the value of his interest in a single-sum payment and to thereupon dissolve the Trust.
(c)Dissolution of Trust. In the event that the Retirement Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Retirement Committee’s decision, whichever is later, the assets under the Plan will be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described hereinbelow. Following completion of the conversion, on a date selected by the Retirement Committee, each individual with an Account under the Plan on such date will receive a distribution of the total amount then credited to his Account. The amount of cash and other property distributable to each such individual will be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined). In the case of a termination distribution as provided herein, the Retirement Committee may direct the Trustee to take any action provided in Section 10.10 (dealing with unclaimed benefits), except that it will not be necessary to hold funds for any period of time stated in such Section. Within the expense limitations set forth in the Plan, the Retirement Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies). Notwithstanding anything in the Plan to the contrary, upon termination of the Plan, the Retirement Committee may elect to transfer a missing Participant’s or beneficiary’s Account to the Pension Benefit Guaranty Corporation established by ERISA Section 4002, as permitted under ERISA Section 4050(d).
(d)Vesting Upon Partial Termination. In the event of a partial termination of the Plan [as provided in Code Section 411(d)(3)], the Accounts of those Participants and Beneficiaries affected will become 100 percent vested and nonforfeitable and, unless transferred to another qualified plan, will be distributed in a manner and at a time consistent with the terms of Article X.
1.3Adoption of the Plan by a Participating Company.
(a)Procedures for Participation. As of the Effective Date, the Controlling Company will be a Participating Company in the Plan. The Retirement Committee may designate any other Affiliate as a Participating Company. The name of each Participating Company, along with the effective date of its participation, may be recorded in the records of the Retirement Committee.
(b)Single Plan. The Plan will be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-1(b)(1). All assets contributed to the Plan by the Participating Companies will be available to pay benefits to all Participants and Beneficiaries. Nothing contained herein will be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, Contributions, Forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Retirement Committee.
(c)Authority under Plan. As long as a Participating Company’s designation as such remains in effect, such Participating Company will be bound by, and subject to, all provisions of the Plan and the Trust. The exclusive authority to amend the Plan and the Trust will be vested in the Board or its designee under Section 13.1(c), and no other Participating Company will have any right to amend the Plan or the Trust. Any amendment to the Plan or the Trust adopted by the Board or its designee will be binding upon every Participating Company without further action by such Participating Company.
(d)Contributions to Plan. A Participating Company will be required to make Contributions to the Plan at such times and in such amounts as specified in Articles III and VI. The Contributions made (or to be made) to the Plan by the Participating Companies will be allocated between and among such companies in whatever equitable manner or amounts as the Retirement Committee will determine.
(e)Withdrawal from Plan. The Retirement Committee may terminate the designation of a Participating Company, effective as of any date. A company’s status as a Participating Company automatically will cease as of the date it ceases to be an Affiliate. Any such Participating Company which ceases to be a Participating Company will be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued, with respect to its Employees, through the effective date of its withdrawal or termination. The withdrawing or terminating Participating Company will have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such transfer is approved by the Controlling Company or Retirement Committee in its sole discretion.
1.4Merger, Consolidation and Transfer of Assets or Liabilities.
In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant and beneficiary will have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.
Article XIV

TOP-HEAVY PROVISIONS
1.1Top-Heavy Plan Years.
The provisions set forth in this Article XIV will become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and will supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article XIV will not apply with respect to such subsequent Plan Year; provided further, the provisions of this Article XIV will not apply with respect to any Plan Year, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are met; and, provided further, to the extent that any of the requirements of this Article XIV are no longer be required under Code Section 416 or any other Section of the Code, such requirements will be of no force or effect.
1.2Determination of Top-Heavy Status.
(a)Application. The Plan will be considered a Top-Heavy Plan for a Plan Year if either:
    The Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60 percent of the value of the Accounts of all Participants (as determined in accordance with Code Section 416 and the regulations thereunder); or
    The Plan is part of a Required Aggregation Group which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;
provided, the Plan will not be considered a Top-Heavy Plan for a Plan Year under subsection (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year.

(b)Special Definitions.
(1)Determination Date. The term “Determination Date” means (i) in the case of the Plan Year that includes the original effective date of the Plan, the last day of such Plan Year (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year, and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under clause (i) or (ii) above as if the term “Plan Year” means the plan year for each such other qualified plan. The value of any account balance under any Defined Contribution Plan will be determined as of the most recent valuation date that falls within, or ends with, the 12-month period ending on the Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year.
(2)Key Employee. The term “Key Employee” means an Employee defined in Code Section 416(i) and the regulations thereunder.

(3)Non-Key Employee. The term “Non-Key Employee” means any Employee who is not a Key Employee. For purposes hereof, former Key Employees will be treated as Non-Key Employees.
(4)Permissive Aggregation Group. The term “Permissive Aggregation Group” means a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
(5)Required Aggregation Group. The term “Required Aggregation Group” means a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Section 401(a)(4) or 410.
(6)Top-Heavy Group. The term “Top-Heavy Group” means a Required or Permissive Aggregation Group with respect to which the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group (determined as of a Determination Date), exceeds 60 percent of a similar sum determined for all Employees.
1.3Top-Heavy Minimum Contribution.
(a)Multiple Defined Contribution Plans. For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate company Contributions (when added to similar contributions made under other Defined Contribution Plans) allocated to the Account of any Active Participant who is a Non-Key Employee will not be less than the Defined Contribution Minimum. To the extent that the company Contributions are less than the Defined Contribution Minimum, additional company Contributions will be provided under the Plan. For purposes hereof, a Non-Key Employee will not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or (ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his Compensation is less than a stated amount or because he failed to make a Deferral Election for such Plan Year.
(b)Defined Contribution and Benefit Plans. In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof will be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and Defined Benefit Plans which is not less than the Defined Benefit Minimum offset by any benefits provided under the Plan and any other Defined Contribution Plans maintained by any Affiliate.
(c)Defined Contribution Minimum. The term “Defined Contribution Minimum” means, with respect to the Plan, a minimum level of company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:
    3 percent of such Active Participant’s Compensation for such Plan Year; or

    The highest percentage of Compensation at which company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.
For purposes of this subsection (b), (i) qualified nonelective contributions made by the Controlling Company in order to satisfy the anti-discrimination tests of Code Section 401(k) or Section 401(m) may be treated as company Contributions, (ii) Tax-Deferred Contributions (other than Catch-up Contributions) and Matching Contributions will be taken into account as company Contributions for Key Employees, (iii) Matching Contributions (including matching contributions made under a plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are met) may be treated as company Contributions and may be taken into account for satisfying the minimum contribution requirement for Non-Key Employees, and (iv) Tax-Deferred Contributions will not be taken into account for satisfying the minimum contribution requirement for Non-Key Employees.
(d)Defined Benefit Minimum. The term “Defined Benefit Minimum” means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as an annual retirement benefit, being not less than the product of (1) and (2), where:
    Equals the Non-Key Employee’s average Compensation for the period of consecutive years (not exceeding 5) when such Non-Key Employee had the highest aggregate Compensation from all Affiliates; and
    Equals the lesser of (i) 2 percent times such Non-Key Employee’s number of years of service or (ii) 20 percent.
For purposes of determining the Defined Benefit Minimum, “years of service” will not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and will not include any years of service completed in a plan year beginning before January 1, 1984. Compensation in years before January 1, 1984, and Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan will be disregarded. All accruals of employer-provided benefits, whether or not attributable to years for which the Plan is top-heavy, may be used in determining whether the minimum contribution requirements set forth in this Section are satisfied.
1.4Top-Heavy Minimum Vesting.
The vesting schedules set forth in Section 8.1 satisfy the top-heavy minimum vesting requirements.
1.5Construction of Limitations and Requirements.
The descriptions of the limitations and requirements set forth in this Article XIV are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article XIV will not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article XIV and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

Article XV

TRANSFERS
1.1Transfers with the GPI Hourly Savings Plan.
(a)Transfers from the GPI Savings Plan. If a participant in the GPI Hourly Savings Plan becomes a Participant under the Plan, the provisions of the Plan shall apply to such Participant on and after the date the Participant becomes covered under the Plan. However, the accounts of the Participant under the GPI Hourly Savings Plan as of the date of transfer shall remain in the GPI Hourly Savings Plan and continue to be administered in accordance with the provisions of that plan.
(b)Transfers to the GPI Savings Plan. If a Participant under the Plan becomes a participant under the GPI Hourly Savings Plan, the provisions of the GPI Hourly Savings Plan shall apply to such Participant on and after the date the Participant becomes covered under the GPI Hourly Savings Plan. However, the Accounts of the Participant under the Plan as of the date of transfer shall remain in the Plan and continue to be administered in accordance with the provisions of the Plan.
Article XVI

MISCELLANEOUS
1.1Nonalienation of Benefits and Spendthrift Clause.
(a)General Nonalienation Requirements. Except to the extent permitted by law and as provided in subsection (b), (c) or (d) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan will be subject to the claim of any creditor of a Participant or beneficiary or to any legal process by any creditor of such Participant or beneficiary; and neither such Participant nor beneficiary will have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.
(b)Exception for Qualified Domestic Relations Orders.
    The nonalienation requirements of subsection (a) hereof will apply to the creation, assignment or recognition of a right to any benefit, payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which the Plan or a transferor plan was paying benefits on January 1, 1985. The Retirement Committee will establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former Spouse of a Participant will be treated as the Spouse or Surviving Spouse for all purposes under the Plan.
    The Retirement Committee will establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it. If the amount payable to any alternate payee under a qualified domestic relations order is less than or equal to $1,000, the Retirement Committee will direct the Trustee to pay, in a single-sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order. If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits will be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan. If the amount payable to any alternate payee under a qualified domestic relations order exceeds $1,000, unless the order provides otherwise, the alternate payee may request a distribution at any time, but no later than the last day of the calendar year in which the Participant attains age 70½. Payments to alternate payees under this Section will be made as soon as practicable after the Retirement Committee determines that a domestic relations order is a qualified domestic relations order, or if later, when the terms of the qualified domestic relations order permit such a distribution. (See also Section 10.5.)
(c)Exception for Loans from the Plan. All loans made by the Trustee to any Participant or beneficiary will be secured by a pledge of the borrower’s interest in the Plan.
(d)Exception for Crimes Against the Plan. The nonalienation requirements of subsection (a) hereof will not apply to any offset of a Participant’s Account, benefit, payments, proceeds or distributions under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:
    The order or requirement to pay arises, on or after August 5, 1997, (i) under a judgment of conviction for a crime involving the Plan; (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of such Subtitle by a fiduciary or any other person; and
    The judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.
1.2Headings.
The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
1.3Construction, Controlling Law, Venue.
In the construction of the Plan, the masculine will include the feminine and the feminine the masculine, and the singular will include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a Section will be interpreted as a reference to a Section of the Plan. Except as provided in Section 10.8(d)(6), the Plan will be construed in accordance with the laws of the State of Georgia, with the exception of Georgia’s conflict of laws principles, to the extent that such laws are not preempted by federal law. Any action arising out of or in connection with the Plan (other than an action subject to mandatory arbitration pursuant to Section 10.8(d)) brought by a Claimant (as defined in Section 10.8(a)) or any other person or entity may only be brought or filed in the United States District Court for the Northern District of Georgia, Atlanta Division. By participating in, and/or having a Claim arising out of, in connection with or related to, the Plan, all Employees, Participants, Beneficiaries, alternate payees, and Claimants waive venue and jurisdiction in all other courts. To the extent, however, that any Claimant fails or refuses to comply with the mandatory arbitration provisions of Section 10.8(d) or wishes to challenge the legal enforceability of such provisions, or to the extent that such provisions are invalidated, such action or challenge shall be filed exclusively in the United States District Court, Northern District of Georgia, Atlanta Division. In the event a Claimant makes an unsuccessful challenge to the validity, enforceability or scope of the mandatory arbitration provisions of Section 10.8(d) in court, the Claimant shall, to the maximum extent permitted by law, reimburse the defendants in that action for all attorneys’ fees, costs and expenses incurred by them in defending against the Claimant’s unsuccessful court challenge.
1.4Legally Incompetent.
The Retirement Committee may in its discretion direct that payment be made and the Trustee will make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person or to such other person as the Retirement Committee may otherwise determine, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Retirement Committee or the Trustee.
1.5Title to Assets, Benefits Supported Only by Trust Fund.
No Participant or beneficiary will have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or beneficiary out of the assets of the Trust Fund. Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction. The foregoing sentence notwithstanding, each Participating Company will indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences will result from their own willful misconduct or gross negligence.
1.6Legal Action.
In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Retirement Committee and the Trustee will be the only necessary parties and no Participants, Employees, or former Employees, their Beneficiaries or any other person having or claiming to have an interest in the Plan will be entitled to any notice of process; provided, such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity will be given in the manner and form and at the time so required. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding will be binding and conclusive on the parties hereto, the Retirement Committee and all persons having or claiming to have an interest in the Plan.
1.7Exclusive Benefit; Refund of Contributions.
No part of the Trust Fund will be used for or diverted to purposes other than the exclusive benefit of the Participants and Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:
(a)Permitted Refunds. If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Company’s request, a Contribution which is (i) made by a mistake in fact, or (ii) conditioned upon the deductibility of the Contribution under Code Section 404, will be returned to the Participating Company making the Contribution within 1 year after the payment of the Contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.
(b)Payment of Refund. If any refund is paid to a Participating Company hereunder, such refund will be made without interest or other investment gains, will be reduced by any investment losses attributable to the refundable amount and will be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant’s Account will be debited directly against such Account.
(c)Limitation on Refund. No refund will be made to a Participating Company if such refund would cause the balance in a Participant’s Account to be less than the balance would have been had the refunded contribution not been made.
1.8Plan Expenses.
As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust will be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it or any other Participating Company for its payment of such expenses. Upon request, the Trustee will reimburse the Controlling Company for its salary and other labor costs related to the Plan to the extent that such costs constitute proper Plan expenses. The Retirement Committee may provide for such expenses to be charged against earnings as provided in Section 7.4, Forfeitures as provided in Section 5.5 or Participants’ Accounts (on a per capita basis, in proportion to the value of such Accounts or on any other basis permitted under the Code and ERISA). The Retirement Committee may provide for any expenses specifically attributable to an Account to be charged against such Account.
1.9Satisfaction of Writing Requirement by Other Means.
In any circumstance where the Plan requires delivery of a written notice or other document, such requirement may be satisfied by electronic or any other means permitted under applicable law, pursuant to procedures and rules established by the Retirement Committee.
1.10Powers of Attorney.
If the Retirement Committee receives, on behalf of a Participant, a power of attorney with respect to such Participant, valid under state law, the Retirement Committee shall comply with the instructions of the named person to the extent that the Retirement Committee would comply with such instructions if given by the Participant and such instructions are consistent with the power of attorney.
1.11Special Effective Dates.
The Plan generally is effective as of the Effective Date and is intended to be in compliance with current laws, regulations and guidance. To the extent any such current laws and/or regulations have requisite effective dates other than the Effective Date, the Plan will be deemed to be effective as of such requisite effective dates solely for the purpose of satisfying the applicable legal and regulatory requirements.
1.12Qualified Replacement Plan.The Controlling Company may maintain this Plan as a qualified replacement plan as described in Code Section 4980 under which this Plan may receive a transfer of all or any portion of remaining assets (“transferred amounts”) from the terminated GPI US Consolidated Pension Plan or from any other terminating qualified defined benefit plan that a Participating Company may maintain, prior to any employer reversion (within the meaning of Code section 4980) therefrom, as may be authorized by such Participating Company and the Controlling Company, subject to the following rules:
(a)    The Retirement Committee will credit transferred amounts to a suspense account (“Suspense Account”) under the Plan, and thereafter the Retirement Committee will allocate transferred amounts to fund all or a portion of any Supplemental Employer Contributions which are "nonelective contributions," within the meaning of Treasury Regulation Sections 1.401(k)-6 and 1.40 I(m)-5, due in accordance with the terms of the Plan (after the offset of any forfeitures). In no event shall the Suspense Account be applied to fund any "matching contributions," within the meaning of Treasury Regulation Section l.401(k)-6, under the Plan or to pay or reimburse the Controlling Company for any administrative expenses under the Plan.
(b)    Such allocation from the Suspense Account will be no less rapidly than ratably on a periodic basis over an allocation period of seven Plan Years beginning with the Plan Year of such transfer and ending on the last day of the sixth Plan Year after the Plan Year of such transfer ("Allocation Period").

(c)    The minimum ratable drawdown of the Suspense Account over the Allocation Period will be measured by the Retirement Committee at periodic intervals (no less frequently than annually) designated by the Retirement Committee. The amount that will be allocated from the Suspense Account as such Supplemental Employer Contributions for each such interval (e.g., for each Plan Year) shall be no less than the amount determined by multiplying the amount in the Suspense Account as of the first day of such interval by a fraction, the numerator of which is one and the denominator of which is the number of such intervals remaining in the Allocation Period.
(d)    Any income earned by the Suspense Account will be allocated at least as rapidly as ratably on the same periodic basis over the remainder of the Allocation Period under the same procedure.
(e)    If any amount credited to the Suspense Account may not be allocated to a Participant before the end of the Allocation Period due to any limitation under Code Section 415, such amount shall be allocated to the Accounts of other Participants and, if any portion of such amount may not be so allocated to other Participants because of any such limitation, such portion shall be allocated to the Participant in accordance with Code Section 415.
(f)    Amounts allocated from the Suspense Account attributable to such transfer and any income earned thereon shall be treated as employer contributions for purposes of Code Sections 401 and 415.
(g)    If any transferred amounts credited to the Suspense Account are not allocated prior to the termination date of this Plan:
(1)    such transferred amounts shall be allocated to the Accounts of Participants as of such date, except that any portion of such transferred amounts which may not be allocated due to Code Section 415 limitations shall be allocated to the Accounts of other Participants, and
(2) if any portion of such transferred amounts may not be allocated to other Participants in accordance with clause (1) by reason of such limitation, such portion shall be treated as a Controlling Company reversion to which Code Section 4980 applies.

    IN WITNESS WHEREOF, the Retirement Committee has caused the Plan to be duly executed on the 16th day of December, 2022.

GRAPHIC PACKAGING INTERNATIONAL, LLC RETIREMENT COMMITTEE MEMBERS

        /s/ Stephen R. Scherger
            Stephen R. Scherger

        /s/ Elizabeth Spence
            Elizabeth Spence

        /s/ Brad Ankerholz
            Brad Ankerholz

        /s/ Charles D. Lischer
            Charles D. Lischer

        /s/ Janet Hunt
            Janet Hunt

GPI SAVINGS PLAN

SCHEDULE A
SPECIAL VESTING RULES

A-1    Special Vesting Provisions. Notwithstanding Section 8.1, the following special vesting provisions shall be applicable:

(a)    Effective as of the close of business on May 8, 2009 (the "Closing Date"), Participants employed at the Salt Lake City Equipment plant whose employment with the Controlling Company was terminated on the Closing Date and who became employed by Premier Tech Inc. in connection with the sale of the plant to Premier Tech Inc. shall be 100 percent vested in, and have a nonforfeitable right to, all of their Accounts.

(b)    Participants employed at the Portage, Indiana facility whose employment with the Controlling Company terminated due to the sale of the Portage facility shall be 100 percent vested in, and have a nonforfeitable right to, all of their Accounts.

(c)    To the extent that Participants terminate employment with the Controlling Company in connection with the sale of the Schaumburg, Illinois; Milwaukee, Wisconsin; and Des Moines, Iowa facilities to Berry Plastics Corporation during 2013, such Participants shall be 100 percent vested in, and have a nonforfeitable right to, all of their Accounts.

(d)    To the extent that Participants terminate employment with the Controlling Company in connection with the sale of the Pekin, Illinois facility, such Participants shall be 100 percent vested in, and have a nonforfeitable right to, all of their Accounts.

(e)    To the extent that Participants terminate employment with the Controlling Company in connection with the sale of the Controlling Company’s Labels business to the Multi-Color Corporation and the Participant is a salaried employee working at either the Greensboro, North Carolina or the Norwood, Ohio facilities, such Participants shall be 100 percent vested in, and have a nonforfeitable right to, their Supplemental Employer Contribution Account.

(f)    Participants shall be 100 percent vested in their Rose City Match Account and Rose City Profit Sharing Account as of the close of business on December 31, 2015.

SGR/23557037.3

GPI SAVINGS PLAN

SCHEDULE B
HISTORICAL PROVISIONS

B-1    Purpose and Scope. The provisions of this Schedule B provide historical information regarding the Plan’s vesting provisions in effect prior to January 1, 2009. Effective January 1, 2004, the Plan was amended to provide 100 percent immediate vesting for all Participants who complete one Hour of Service on or after January 1, 2004 (except with respect to the Supplemental Employer Contribution Account added as of January 1, 2008 and with respect to certain accounts transferred from the Altivity Plan as of January 1, 2009). Participants who terminated employment prior to January 1, 2004, continue to be governed by the terms of the Plan in effect when they terminated employment. Below is a summary of the provisions in effect on December 31, 2003.

B-2    Terms. All capitalized terms in this Schedule B will have the meanings set forth under the Plan as in effect January 1, 2009 (or such earlier date, as appropriate).

B-3    General Vesting Plan Provisions in Effect on December 31, 2003.
(a)    The Plan provided that a Participant was at all times one hundred percent (100%) vested in the Participant’s After-Tax Account, Pre-Tax Account and Rollover Account.

(b)    With respect to a Participant’s Employer Account, the Plan provided the following:

    With respect to a Participant who is employed by the Employer or an Affiliated Employer on or after January 1, 2002, such Participant shall be vested in, and have a nonforfeitable right to, the Participant’s Employer Account upon the completion of three (3) years of Vesting Service. With respect to a Participant who is not employed by the Employer or an Affiliated Employer after December 31, 2001, such Participant shall be vested in, and have a nonforfeitable right to, the Participant’s Employer Account upon the earlier of the completion of five (5) years of Vesting Service or the completion of three (3) years of participation in the Plan or any other defined contribution plan sponsored by the Employer or an Affiliated Employer, while receiving Compensation.
(2)    Notwithstanding the foregoing, a Participant shall be one hundred percent (100%) vested in, and have a nonforfeitable right to, the Participant’s Employer Account upon death, Disability, retirement under a pension plan of the Employer, attainment of age sixty-five (65), or termination of employment under circumstances whereby the Participant is entitled to separation pay from the Employer.
(3)    Notwithstanding the foregoing, a Participant also shall be one hundred percent (100%) vested in, and have a nonforfeitable right to, the Participant’s Employer Account if provided below in this Schedule B.
(c)    For purposes of determining a Participant’s vested percentage, Vesting Service was defined as the Employee’s period of employment with the Employer or any Affiliated Employer as an Employee, beginning on the date the Employee first completes one (1) Hour of Service and ending on the Employee’s Termination Date, provided that:

    the period between the Employee’s Termination Date and the Employee’s date of reemployment shall be included in the Employee’s Vesting Service if the Employee’s employment is terminated and the Employee is later reemployed within twelve (12) consecutive months of (1) the date of termination, or, if earlier, (2) the first day of an absence from service immediately preceding the date of termination;
(2)    if the Employee is absent from the service of the Employer or an Affiliated Employer because of military service of the United States (as defined in Sections 4303(13) and 4303(16) of the Uniformed Services Employment and Reemployment Rights Act of 1994), and if the Employee returns to the service of the Employer or that Affiliated Employer or applies to return to the service of the Employer or an Affiliated Employer while the Employee’s reemployment rights are protected by law, that absence shall be included in the Employee’s Vesting Service;
(3)    if the Employee’s employment is terminated and the Employee is later reemployed after incurring a Break in Service, the Employee’s Vesting Service after reemployment shall be aggregated with the previous period or periods of Vesting Service, provided however, that a nonvested hourly Employee who terminated prior to January 1, 1976, and who incurred a Break in Service, shall not have restored Vesting Service earned prior to January 1, 1976; and
(4)    if the Employee takes a leave of absence approved by the Employer or an Affiliated Employer, under rules uniformly applicable to all Employees similarly situated, the Employer may authorize the inclusion in the Employee’s Vesting Service of any portion of that period of leave that is not otherwise included above.
Notwithstanding anything contained herein to the contrary, Vesting Service also shall be credited in accordance with the special vesting provisions set forth below in this Schedule B.

B-4    Special Vesting Provisions. Notwithstanding any provision of the Plan to the contrary, as of December 31, 2003, the Plan provided for the following special vesting provisions:

(a)    Effective March 16, 1991, former salaried employees of Jak-Et-Pak were granted credit for vesting purposes for all of their service that was recognized by Federal Paper Board Company, Inc.

(b)    Effective May 31, 1991, the accounts of Participants whose membership in the Manville Thrift Plan was terminated as a result of the sale of the Manville Forest Products Madison, Wisconsin Carton Plant were one hundred percent (100%) vested.

(c)    Effective September 27, 1991, the accounts of Participants whose membership in the Manville Thrift Plan was terminated as a result of the sale of the Riverwood International Charlotte, North Carolina Carton Plant were one hundred percent (100%) vested.

(d)    Effective January 1, 1992, salaried employees of Minnesota Automation, Inc. were granted vesting service for purposes of eligibility and vesting for their prior service with Minnesota Automation. In addition, such employees’ years of participation in the terminated Minnesota Automation, Inc. Employees Profit Sharing Plus Plan were deemed to count as years of participation for purposes of Section 6.02(a).

(e)    Effective June 30, 1992, employees of the Riverwood International Georgia, Inc. WRAP Division and Laminates Division were granted service credit for vesting and eligibility for their prior service that was recognized by Pratt Industries (USA), Inc.

(f)    Effective June 30, 1992, former salaried employees of Macon Kraft, Inc., Macon Kraft Laminates, Inc., and Waste Recovery & Paper, Inc. were granted credit for all service recognized by Pratt Industries (USA), Inc. for vesting and eligibility purposes.

(g)    Forest Resources non-union hourly Participants and Wood Products salaried Participants who were employed by Riverwood International Corporation on October 18, 1996, were one hundred percent (100%) vested in their Employer Accounts as of such date as a result of the sale of such entities to Plum Creek Timber Company, L.P.

(h)    Hours of Service and Vesting Service credited for Charles E. Lawson, Michael G. Dooley and Leroy G. Gwin for services they performed for the J. B. Slevin Company, Inc. shall be counted as Hours of Service and Vesting Service under the Plan.

(i)    Effective November 19, 1994, former salaried employees of Fort Packaging Company were granted credit for all of their service that was recognized by Miller Brewing for vesting and eligibility.

B-5    Repayment of Non-Vested Portion of a Participant’s Accounts as in Effect Prior to January 1, 2009. With respect to employees who are rehired on or after January 1, 2009, the Plan was amended to eliminate the requirement that a Participant repay the Non-Vested Portion of his Accounts upon reemployment as a prerequisite for the restoration of the Non-Vested Portion of his Accounts. With respect to employees who were rehired on or after January 1, 2004 and prior to January 1, 2009, the Plan provided the following:

(a)    If a Participant’s Pre-2004 RIC Matching Account or Supplemental Employer Contribution Account has been forfeited in accordance with Section 6.02(a)(1) (as in effect on December 31, 2008) and such Participant is reemployed by the Employer or an Affiliated Employer before the Participant has a period of Break in Service of five (5) consecutive years, the amount so forfeited shall be restored to the Participant’s Pre-2004 RIC Matching Account, or Supplemental Employer Contribution Account, as applicable, provided the Participant repays to the Plan during the Participant’s period of reemployment (as provided below) an amount in cash equal to the full amount of the Vested Portion of the Participant’s Accounts that was distributed from the Plan on account of termination of employment, other than the amount attributable to unmatched Pre-Tax Contributions and unmatched After-Tax Contributions and Rollover Contributions, provided, however, that the Participant may elect to repay to the Plan all or part of those amounts as well, subject to the limitations of Section 3.07 (as in effect on December 31, 2008).

(b)    Forfeited amounts to be restored by the Employer to a Participant’s Pre-2004 RIC Matching Account or Supplemental Employer Contribution Account, as applicable, pursuant to the preceding paragraph shall be funded first from any forfeitures which have not as yet been applied against Employer contributions, and, if any amounts remain to be restored, the Employer shall make a special Employer contribution equal to those amounts.

(c)    Any repayment must be made in a single sum within five (5) years of the date the Participant is reemployed. A repayment shall be invested in the available Investment Funds as the Participant elects at the time of repayment.